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                             AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                              AHN PARTNERS, L.P.

    This Amended and Restated Agreement of Limited Partnership of AHN Partners, L.P. (the "Company"), a limited partnership formed under the Act (as defined below), is entered into and shall be effective as of April 3, 1996 (the "Effective Date"), by and among the Company and the Persons identified on SCHEDULE A-1.

                                   RECITALS

    America's Health Network, L.L.C. ("AHN LLC"), a Delaware limited liability company, and The Providence Journal Company (the "Initial Limited Partner") have heretofore formed the Company, as a Delaware limited partnership, under an Agreement of Limited Partnership (the "Partnership Agreement"), dated as of November 25, 1995.

    Under the Partnership Agreement, AHN LLC is the sole general partner and the Initial Limited Partner is the sole limited partner of the Company.

    AHN LLC and the Initial Limited Partner now desire to admit additional limited partners and to amend and restate in full the Partnership Agreement.

    Accordingly, the Partnership Agreement is hereby amended and restated in full as follows.

                                 ARTICLE I

                                DEFINITIONS

    For purposes of this Agreement (as defined below), unless the context clearly indicates otherwise, the following terms shall have the following meanings:

    1.1. ACCESS.  Access Health, Inc., a Delaware corporation.

    1.2. ACCESS REPRESENTATIVE.  As defined in Section 3.4.1(a).

    1.3. ACT. The Delaware Uniform Limited Partnership Act (Chapter 17 of Title 6 of the Delaware Code), as amended from time to time, and any successor statute.

    1.4. ACTIVELY PARTICIPATE/ACTIVE PARTICIPATION. To participate with or in or to become involved with or in any business, enterprise or activity, including, without limitation, by owning or controlling (directly or indirectly), or by acting as an executive officer, director, partner, employee of or consultant to any such business, enterprise or activity; PROVIDED, that Active Participation shall not include the ownership or control (direct or indirect) of 5% or less of the issued and outstanding shares of capital

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stock of a corporation or 5% or less of the outstanding interests in a partnership or limited liability company (which limit shall be 10% in the case of investment positions taken in the ordinary course of trading activities by either SC Fundamental Value Fund BVI, Ltd. or SC Fundamental Value Fund, L.P.).

    1.5. ADDITIONAL PARTNER. A Partner other than AHN LLC, the Initial Limited Partner, National Call Center, Inc. ("NCCI") or the Class A Partners or the Class B Partners (or any Substitute Partner of any of the foregoing) who acquires a Partnership Interest from the Company.

    1.6. ADJUSTED CAPITAL ACCOUNT DEFICIT. With respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Taxable Year after giving effect to the following adjustments:
(a) increased by (i) the amount of any unpaid capital contributions, if any, unconditionally agreed to be contributed by such Partner, (ii) an amount equal to the sum of such Partner's allocable share of Company Minimum Gain and such Partner's allocable share of Partner Minimum Gain, in each case as computed on the last day of such fiscal year in accordance with applicable Regulations, and (iii) the amount of Company liabilities allocable to such Partner under Code SECTION 752 with respect to which such Partner bears the Economic Risk of Loss to the extent such liabilities do not constitute
Partner Nonrecourse Liabilities, and (b) reduced by all reasonably expected adjustments, allocations and distributions described in SECTION 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations. This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of
SECTION 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

    1.7. ADMISSION AGREEMENT. The Agreement between a Class A Partner or a Class B Partner and the Company referred to in Section 4.1.1.

    1.8. AFFILIATE. When used with reference to a specified Person, any Person that, at the relevant time, directly or indirectly controls, is controlled by, or is under common control with, the specified Person. Without limiting the foregoing, for purposes of this definition (except as otherwise provided in Section 3.5(b)), ownership of 20% or more of the outstanding voting securities or interests of any Person shall be deemed to be "control" of that Person.

    1.9.   AGREEMENT.  This Agreement, including all amendments hereto.

    1.10. AHN, INC. America's Health Network, Inc., a Delaware corporation.

    1.11.  ALLEN.  Allen & Company Incorporated, a Delaware corporation.

    1.12. ANNUAL BUSINESS PLAN. The business plan for the Company and its operations for the year in question, including a capital and operating budget, as approved by the Management Committee or as provided in Section 3.4.5.

    1.13. ASSIGNEE. A transferee of a Partnership Interest who has not been admitted as a Substitute Partner. Except for the right to receive distributions which would otherwise be made to the Partner who has assigned its Partnership Interest, the Assignee shall have none of the rights of a Partner.

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    1.14.  BANKRUPT PARTNER.  A Partner who: (a) has become the subject of an order for relief under the United States Bankruptcy Code or (b) has initiated, either in an original proceeding or by way of answer in any state insolvency or receivership proceeding, an action for liquidation arrangement, composition, readjustment, dissolution or similar relief.

    1.15. BUSINESS DAY. Any day other than Saturday, Sunday or any U.S. national holiday.

    1.16. CAPITAL ACCOUNT. The account maintained for a Partner or Assignee determined in accordance with Section 4.3.

    1.17. CAPITAL CONTRIBUTION. Any contribution of Property made or to be made by or on behalf of a Partner, including, in the case of each Class A Partner or Class B Partner, the Initial Capital Contribution of such Class A Partner or Class B Partner.

    1.18. CARRYING VALUE. (a) With respect to Property contributed to the Company, the fair market value of such Property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' Capital Accounts in respect of such contributed Property, and (b) with respect to any other Company Property, the adjusted basis of such Property for federal income tax purposes, all as of the time of determination. The Carrying Value of any Property shall be adjusted at the time of liquidation of the Company and from time to time in accordance with
SECTION 1.704-1(b)(2)(iv)(f) of the Regulations.

    1.19. CAUSE. Cause shall have the meaning given it in the Management Agreement.

    1.20. CHANNEL. A television programming service devoted to health, medicine and other related topics and the sale of related products, which is owned and operated by the Company.

    1.21.  CLASS A PARTNERS.  Those Persons identified as such on SCHEDULE
A-1.

    1.22. CLASS B PARTNERS. Those Persons identified on SCHEDULE A-1 as Class B Partners.

    1.23. CODE. The Internal Revenue Code of 1986 as amended from time to time, or corresponding provisions of any replacement or reenactment thereof.

    1.24. COMPANY. AHN Partners, L.P., a limited partnership formed under the Act, and any successor partnership.

    1.25. COMPANY LIABILITY. Any enforceable debt or obligation for which the Company is liable or which is secured by any Company Property.

    1.26. COMPANY MINIMUM GAIN. An amount determined by first computing for each Company Nonrecourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Company Minimum Gain includes such minimum gain arising

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from a conversion, refinancing, or other change to a debt instrument, only to the extent a Partner is allocated a share of that minimum gain. For any Taxable Year, the net increase or decrease in Company Minimum Gain is determined by comparing the Company Minimum Gain on the last day of the immediately preceding Taxable Year with the Company Minimum Gain on the last day of the current Taxable Year. Notwithstanding any provision to the contrary contained herein, Company Minimum Gain and increases and decreases in Company Minimum Gain are intended to be computed in accordance with Code
SECTION 704 and the Regulations issued thereunder, as the same may be issued and interpreted from time to time. A Partner's share of Company Minimum Gain at the end of any Taxable Year equals: the sum of Nonrecourse Deductions allocated to that Partner (and to that Partner's predecessors in interest) up to that time and the Distributions made to that Partner (and to that Partner's predecessors in interest) up to that time of proceeds of a nonrecourse liability allocable to an increase in Company Minimum Gain minus the sum of that Partner's (and that Partner's predecessors in interest) aggregate share of net decreases in Company Minimum Gain plus decreases resulting from revaluations of Company Property subject to one or more
Company Nonrecourse Liabilities.

    1.27. COMPANY NONRECOURSE LIABILITY. A Company Liability to the extent that no Partner or Related Person bears the economic risk of loss (as defined in SECTION 1.752-2 of the Regulations) with respect to the liability.

    1.28.  COMPANY PROPERTY.  Any Property owned by the Company.

    1.29. CURATIVE ALLOCATION. Any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.3.

    1.30. DEFAULT INTEREST RATE. The lower of (a) the maximum legal rate or (b) the then-current prime rate as published by THE NEW YORK TIMES (or announced by Chemical Bank, if not so published) plus three percent.

    1.31.  DELINQUENT PARTNER.  As defined in Section 4.2.

    1.32. DISASSOCIATION (DISASSOCIATE). Any action or event which causes a Person to cease to be a Partner as described in Section 10.5.

    1.33. DISPOSITION (DISPOSE). Any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

    1.34. DISTRIBUTION. A distribution of Property by, or on behalf of, the Company to a Partner as described in Article VI.

    1.35.  ECONOMIC RISK OF LOSS.  As defined in SECTION 1.752-2 of the
Regulations.

    1.36. EFFECTIVE DATE. The date provided in the first paragraph of this Agreement.

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    1.37.  FAIR MARKET VALUE.  The fair market value of any Partner's
Partnership Interest, determined as follows: The Fair Market Value of any Partnership Interest shall be determined as of the last day of the month preceding the month in which the event resulting in a right to purchase a Partnership Interest occurred (the "Valuation Date"). The Fair Market Value of any Partnership Interest shall be determined by mutual agreement of the Management Committee (determined by Majority Vote of the Committee) and the Partner (the "Affected Partner") whose Partnership Interest has become subject to valuation on account of (a) a breach of Section 3.5, (b) a Disassociation under Section 10.5 and 10.6, (c) a Redemption Election made under Section 13.3 or (d) a reorganization that is subject to Section 13.1. Such determination shall be made by such mutual agreement reached within 20 days of the Valuation Date, failing which the Fair Market Value shall be determined by a Qualified Appraiser selected by mutual agreement of the Management Committee and the Affected Partner within 30 days after the Valuation Date. If the Management Committee and such Affected Partner fail to agree on the selection of a Qualified Appraiser during such period, then they shall each designate a Qualified Appraiser within ten days after the 30-day period following the Valuation Date and shall jointly instruct the two Qualified Appraisers to appoint a third Qualified Appraiser within ten days after the second Qualified Appraiser is appointed. Each Qualified Appraiser shall submit a signed appraisal within 30 days after the appointment of the third Qualified Appraiser, and the Fair Market Value shall be the average of the middle appraisal and the appraisal closest to it. Any determination of Fair Market Value hereunder shall not discount for a minority interest or the illiquidity of a Partnership Interest. If either the Management Committee or the Affected Partner fails to appoint a Qualified Appraiser, or if no agreement on the third Qualified Appraiser is reached or if said three Qualified Appraisers have not each submitted a signed appraisal, all within the applicable periods specified above, the unresolved issue shall be determined by arbitration in accordance with Article XVI. The cost of the Appraisal incurred with respect to the determination of the Fair Market Value of the Partnership Interests shall be paid equally by the Company and the Affected Partner in all cases other than a reorganization under Section 13.1 and solely by the Company in the case of a reorganization under Section 13.1.

    1.38. GENERAL PARTNER. The Partner designated as the General Partner on SCHEDULE A-1.

    1.39. LIMITED PARTNERS. Those Class A Partners and Class B Partners, any Substitute Partner thereof and any Additional Partner who are designated as Limited Partners on SCHEDULE A-1.

    1.40. LIMITED PJHP DISPOSITION. The Disposition by PJHP of that portion of its Partnership Interest permitted by Section 10.2.2 and subject to the terms and conditions thereof.

    1.41.  LIQUIDATING EVENT.  As defined in Section 14.1.

    1.42. LIQUIDATION YEAR(S). The taxable year or years (or period thereof) in which the Company Disposes of all or substantially all of the Company Property and the other assets of the Company.

    1.43. MAJORITY IN INTEREST. Partners holding an aggregate of more than 50% of the Post Recoupment Percentage Interests of all the Partners entitled to vote on a given matter; PROVIDED, that, notwithstanding any provision of this Agreement or the Management Agreement to the contrary, any Partner that holds, or whose Affiliate holds, any direct or indirect financial interest in the matter to be

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voted upon or consented to by the Partners shall not have the right to vote or give or withhold its consent with respect to such matter unless such Partner and its Affiliates hold a Post Recoupment Percentage Interest of 20% or less.

    1.44.  MAJORITY VOTE OF THE COMMITTEE.   The affirmative vote or
consent of the following members of the Management Committee:

         (a) until such time, if any, as the New Representative has become a member of the Management Committee, the representatives of AHN LLC and the PJHP Representatives, so long as such members are eligible to vote or consent as provided in Section 3.4.1(d); PROVIDED, that if either the representatives of AHN LLC or the PJHP Representatives are prohibited from voting or giving consent to any matter because of the operation of the final proviso of this definition, the affirmative vote or consent of the Access Representative or the representative succeeding such member as provided in Section 3.4.1(c) shall also be required (so long as such member is eligible to vote or consent as provided in Section 3.4.1(c)), to approve such matter; and

         (b) from and after such time, if any, as the New Representative has become a member of the Management Committee, the representatives of AHN LLC, the PJHP Representatives and at least either one of the Access Representative or the New Representative, or representatives respectively succeeding such members as provided in 3.4.1(e), so long as such members are eligible to vote or consent as provided in Section 3.4.1(c);

PROVIDED, that, notwithstanding any provision of this Agreement or the Management Agreement to the contrary, any member of the Management Committee that represents a Partner that holds, or whose Affiliate holds, any direct or indirect financial interest in the matter to be voted upon or consented to by the Management Committee shall not have the right to vote or give or withhold its consent with respect to such matter unless such Partner and its Affiliates hold a Post Recoupment Percentage Interest of 20% or less.

    1.45. MAJORITY VOTE OF THE PARTNERS. The affirmative vote of the Partners holding more than 50% of the Post Recoupment Percentage Interests; PROVIDED, that, notwithstanding any provision of this Agreement or the Management Agreement to the contrary, any Partner that holds, or whose Affiliate holds, any direct or indirect financial interest in the matter to be voted upon or consented to by the Partners shall not have the right to vote or give or withhold its consent with respect to such matter unless such Partner and its Affiliates hold a Post Recoupment Percentage Interest of 20% or less.

    1.46. MANAGEMENT AGREEMENT. The Management Agreement, dated as of February 29, 1996, between the Manager and the Company.

    1.47. MANAGEMENT COMMITTEE. Those individuals designated by the Partners to manage the affairs of the Company under Section 3.4.

    1.48. MANAGER. AHN LLC or any substitute manager selected pursuant to the terms of Section 3.2.

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    1.49.  NCCI.  National Call Center, Inc., a wholly-owned subsidiary of
Home Shopping Network, Inc.

    1.50. NET AVAILABLE CASH. For each Taxable Year, an amount equal to the sum of the following: (a) the cash receipts of the Company during such Taxable Year, including receipts from the sale of assets, but excluding funds received from borrowings and any Capital Contributions made to the Company during such Taxable Year, and (b) liquidations of reserves during such Taxable Year in excess of those reasonably required to pay for any working capital needs, improvements, replacements or any other contingencies for which the reserves were created, minus the sum of the following: (c) any reserves made during that Taxable Year reasonably considered necessary by the Management Committee for operating requirements, for the payment of debts and for other contingencies, and (d) the cash expenditures of the Company during such Taxable Year, including the repayment of debts.

    1.51. NET LOSS. For any Taxable Period the excess, if any, of the Company's items of loss and deduction for such Taxable Period over the Company's items of income and gain for such Taxable Period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.3.2 and shall not include any items specially allocated under
Section 5.2. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subsequently subjected to a Regulatory Allocation or a Curative Allocation, Net Profits or Net Loss, as the case may be, shall be recomputed without regard to such item.

    1.52. NET PROFITS. For any Taxable Period, the excess, if any, of the Company's items of income and gain for such Taxable Period over the Company's items of loss and deduction for such Taxable Period. The items included in the calculation of Net Profits shall be determined in accordance with Section 4.3.2 and shall not include any items specially allocated under
Section 5.2. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Profits is subsequently subjected to a Regulatory Allocation or a Curative Allocation, Net Profits or Net Loss, as the case may be, shall be recomputed without regard to such item.

    1.53.  NEWCO.  As defined in Section 13.1.

    1.54.  NEW REPRESENTATIVE.  As defined in Section 3.4.1(b)(iii).

    1.55. NONRECOURSE DEDUCTIONS. The meaning set forth in SECTION 1.704-2(b) of the Regulations. The amount of Nonrecourse Deductions for a Taxable Year equals the excess, if any, of the net increase in Company Minimum Gain during that Taxable Year, over the aggregate amount of any Distributions during that Taxable Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of
SECTION 1.704-2(c) of the Regulations.

    1.56. NONRECOURSE LIABILITIES. Nonrecourse Liabilities include Company Nonrecourse Liabilities and Partner Nonrecourse Liabilities.

    1.57. NOTIFICATION OR NOTICE. A writing, containing the information required by this Agreement to be communicated to a party, delivered in the manner provided in Section 17.2.

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    1.58.  ORGANIZATION.  A Person other than a natural person, trust or estate. Organization includes, without limitation, corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, and unincorporated associations, but the term does not include joint tenancies and tenancies by the entirety.

    1.59. ORGANIZATION EXPENSES. Those expenses incurred in connection with the organization of the Company, including the costs of preparation of this Agreement and the other agreements referred to herein and the filing of the Certificate of Limited Partnership and all amendments thereto required hereby.

    1.60.  PARTNER.  Those persons listed on SCHEDULE A-1.

    1.61. PARTNER MINIMUM GAIN. An amount determined by first computing for each Partner Nonrecourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Partner Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, only to the extent a Partner is allocated a share of that minimum gain. For any Taxable Year, the net increase or decrease in Partner Minimum Gain is determined by comparing the Partner Minimum Gain on the last day of the immediately preceding Taxable Year with the Partner Minimum Gain on the last day of the current Taxable Year. Notwithstanding any provision to the contrary contained herein, Partner Minimum Gain and increases and decreases in Partner Minimum Gain are intended to be computed in accordance with Code SECTION 704 and the Regulations issued thereunder, as the same may be issued and interpreted from time to time.

    1.62. PARTNER NONRECOURSE LIABILITY. Any Company Liability to the extent the liability is nonrecourse under state law, and on which a Partner or Related Person bears the Economic Risk of Loss, because, for example, the Partner or Related Person is a creditor or a guarantor.

    1.63. PARTNERSHIP INTEREST. The rights of a Partner or, in the case of an Assignee, the rights of the assigning Partner, in Distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions, and credits of the Company as set forth in SCHEDULE A-2.

    1.64. PERSON. An individual, trust, estate, or any incorporated or unincorporated Organization.

    1.65.  PJHP.  PJ Health Programming, Inc., a Delaware corporation.

    1.66.  PJHP REPRESENTATIVES.  As defined in Section 3.4.1(a).

    1.67. PJHP'S ASSIGNEE. The Person acquiring its Partnership Interest in the Limited PJHP Disposition.

    1.68. POST RECOUPMENT PERCENTAGE INTERESTS. The Post Recoupment Percentage Interest of each Partner as specified on SCHEDULE A-2, as adjusted from time to time, pursuant to the terms of this Agreement.

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    1.69.  PREFERRED PARTNERS.  The Class A Partners and the Class B
Partners, collectively.

    1.70. PREFERRED PARTNER'S AGGREGATE PREFERENCE AMOUNT. With respect to each Preferred Partner, on any given date, an amount (but not less than zero) equal to (a) the aggregate amount of the Preferred Partner's Annual Preference Amounts since the inception of the Company through such date, minus (b) the aggregate amount of Distributions made to the Preferred Partner under Section 6.1.1(a) since the inception of the Company.

    1.71. PREFERRED PARTNER'S ANNUAL PREFERENCE AMOUNT. With respect to each Preferred Partner, for each annual period an amount equal to (a) the average daily balance of the Preferred Partner's Unrecovered Preferred Capital Amount during that annual period, multiplied by (b) 8% (prorated for any period consisting of less than 365 days).

    1.72. PREFERRED PARTNER'S PREFERRED CAPITAL AMOUNT. With respect to each Preferred Partner, on any given date, an amount (but not less than zero) equal to the aggregate Capital Contributions made by such Preferred Partner (valued by reference to the Carrying Value of such contribution as of the date on which such contribution was made), minus any Distributions to such Preferred Partner under Section 6.1.2(a).

    1.73. PREFERRED PARTNER'S UNRECOVERED PREFERRED CAPITAL AMOUNT. With respect to each Preferred Partner, on any given date, an amount (but not less than zero) equal to (a) the Preferred Partner's Preferred Capital Amount, plus (b) the Preferred Partner's Aggregate Preference Amount (determined without taking into account the Preferred Partner's Annual Preference Amount for the taxable period in which such date falls).

    1.74. PREFERRED PARTNER'S UNTAXED PREFERENCE AMOUNT. With respect to each Preferred Partner, on any given date, an amount (but not less than zero) equal to (a) the aggregate amount of the Preferred Partner's Annual
Preference Amounts through such date, minus (b) the aggregate amount of Net Profits previously allocated to such Preferred Partner under Section 5.1.1(a).

    1.75. PROCEEDING. Any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, the result of which may be that a court, arbitrator, or governmental agency may enter a judgment, order, decree, or other determination which, if not appealed or reversed, would be binding upon the Company, a Partner or other person subject to the jurisdiction of such court, arbitrator, or governmental agency.

    1.76. PROPERTY. Any property real or personal, tangible or intangible, including money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

    1.77. QUALIFIED APPRAISER. An appraiser having a national reputation qualified to appraise cable television channels in the United States, or interests therein, and reputable in his, her or its field, and who is not affiliated with the Company, any Partner, or the assets of any of them or their Affiliates.

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    1.78.  RECOUPMENT.  Such time as the aggregate Preferred Partners'
Preferred Capital Amounts shall be zero.

    1.79. REDEMPTION AMOUNT. The amount payable to Class B Partners pursuant to Section 13.3.1.

    1.80. REDEMPTION ELECTION. The election Notification by a Class B Partner to have its Partnership Interest or Securities redeemed pursuant to
Section 13.3.1 or Section 13.3.3.

    1.81. REDEMPTION PERIOD. The two 45-day periods commencing on the earlier of (a) the day which is 10 days after the day on which the Management Committee delivers the financial information referred to in clause (a) of
Section 7.1 with respect to the Taxable Year immediately preceding the fourth anniversary of the Effective Date (in respect of the first of such periods) and the fifth anniversary of the Effective Date (in respect of the second of such periods) and (b) the day which is 120 days after the end of the Taxable Year immediately preceding the fourth anniversary of the Effective Date (in respect of the first of such periods) and the fifth anniversary of the Effective Date (in respect of the second of such periods). In the event that the Company transfers assets to Newco (as defined in Section 13.1) prior to the commencement of any Redemption Period, the Redemption Period shall be determined for purposes of Section 13.3.2 under the same principles set forth in the preceding sentence by substituting for the delivery of the financial information of the Company the delivery of similar financial information of Newco.

    1.82. REGULATIONS. The permanent, temporary, proposed, or proposed and temporary regulations of Department of the Treasury under the Code, as such regulations may be changed from time to time.

    1.83. RELATED PERSON. A person having a relationship to a Partner that is described in SECTION 1.752-4(b) of the Regulations.

    1.84. REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with any registrations pursuant to Article XIII of this Agreement, including, without limitation, (a) registration, filing and fees of the National Association of Securities Dealers, Inc., (b) fees and expenses of complying with securities or blue sky laws, (c) fees and expenses associated with listing securities on an exchange or NASDAQ, (d) word processing, duplicating and printing expenses, (e) messenger and delivery expenses, (f) transfer agents', trustees', depositories', registrars', and fiscal agents' fees, (g) fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters, (h) reasonable fees and disbursements of any one counsel retained by the Selling Partners, and
(i) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

    1.85. SPECIAL VOTE OF THE CLASS A PARTNERS. The affirmative vote or consent of those Class A Partners holding at least 80% of the Post Recoupment Percentage Interests held by all of the Class A Partners; PROVIDED, that, notwithstanding any provision of this Agreement or the Management Agreement to the contrary (other than the provisions of Section 4.1.4 as the same relate to the approval by the Class

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A Partners of the offer to the Partners to contribute their pro rata shares of additional Capital Contributions), any Class A Partner that holds, or whose Affiliate holds, any direct or indirect financial interest in the matter to be voted upon or consented to by the Class A Partners shall not have the right to vote or give or withhold its consent with respect to such matter unless such Partner and its Affiliates hold a Post Recoupment Percentage Interest of 20% or less.

    1.86. SUBSTITUTE PARTNER. An Assignee who has been admitted to all of the rights of a partner of the Partnership pursuant to Section 11.2 of this Agreement.

    1.87.  TAX MATTERS PARTNER.  The Person designated as such pursuant to
Section 8.2.

    1.88.  TAXABLE YEAR.  The calendar year.

    1.89. TAXING JURISDICTION. Any state, local or foreign government that collects tax, interest or penalties, however designated, on any Partner's share of the income, gain or distribution of the Company.

    1.90.  UNANIMOUS VOTE OF THE COMMITTEE.   The affirmative vote or
consent of all of the members of the Management Committee who are eligible to vote or consent; PROVIDED, that, notwithstanding any provision of this Agreement or the Management Agreement to the contrary, any member of the Management Committee that represents a Partner that holds, or whose Affiliate holds, any direct or indirect financial interest in the matter to be voted upon or consented to by the Management Committee shall not have the right to vote or give or withhold its consent with respect to such matter unless such Partner and its Affiliates hold a Post Recoupment Percentage Interest of 20% or less.


                                  ARTICLE II
                          CONTINUATION OF THE COMPANY

    2.1. AMENDMENT AND RESTATEMENT. The Partners hereby execute this Agreement for the purpose of amending and restating the Partnership Agreement as heretofore in effect. The rights and liabilities of the Partners shall be as provided in this Agreement and in the Act.

    2.2. NAME. The business of the Company shall be conducted under the name of the AHN Partners, L.P., or such other name(s) as the General Partner may select from time to time, subject to the approval of the Management Committee.

    2.3. TERM. The Company shall be effective as of the Effective Date and shall continue in full force and effect until December 31, 2021, unless the Company is sooner dissolved by the happening of any Liquidating Event. The termination of the Company shall not affect the rights of any Partner with respect to Distributions under this Agreement, except as set forth in Section 14.1.5.

    2.4. PURPOSE. The Company shall engage in the business of providing television programming for the Channel, the sale of merchandise on and in connection with the Channel, owning and operating the Channel and any related or necessary business permitted by the Act or the laws of any jurisdiction in which the Company may do business related thereto or in connection therewith. AHN LLC has heretofore contributed and assigned to the Company the outstanding capital stock of AHN, Inc., and AHN, Inc. has thereafter been liquidated, such that the Company now owns all the assets of and is subject to all the liabilities of AHN, Inc. The Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business as described in this Section. The Company shall exist only for the purpose specified in this Section of this Article and may not conduct any other business without the unanimous consent of the Partners.

    2.5. REGISTERED AGENT AND OFFICE. The registered agent for the service of process and the registered office shall be United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901. If the registered agent ceases to act as such for any reason or the registered office shall change, the General Partner shall promptly designate a replacement registered agent or file a notice of change of address as the case may be.

    2.6. PRINCIPAL OFFICE. The principal place of business of the Company shall be located initially at 1000 Universal Studios Plaza, Suite 247, Orlando, Florida 32819, but other places of business may be selected from time to time by Majority Vote of the Management Committee, Notice of which shall be given to the Partners. The Company may not move its principal office to a jurisdiction other than Florida without the Unanimous Vote of the Committee. The Company has qualified to do business under the name America's Health Network.

    2.7. LOANS BY PARTNERS. No Partner shall make any loan or lend money to the Company or advance monies on its behalf without the Majority Vote of the Committee. Any such loan or advance shall be repayable on such terms and conditions as shall be agreed upon by the Partner making such loan or advance and a Majority Vote of the Committee. No Partner shall, without the consent of such Partner, be required to make any loans or advances to the Company.

    2.8. POWER OF ATTORNEY. Each Limited Partner does hereby constitute and appoint each General Partner as its true and lawful representative and attorney-in-fact, in his name, place and stead, to make, execute, sign, acknowledge, swear to and file:

         2.8.1 a Certificate of Limited Partnership of the Company and, subject to the requisite consent of the Management Committee set forth in
Section 3.4, all amendments thereto as may be required under the Act;

         2.8.2 any and all instruments, certificates, and other documents which may be deemed necessary or desirable to effect the winding-up and termination of the Company (including, but not limited to, a Certificate of Cancellation of the Certificate of Limited Partnership) in accordance with the terms of this Agreement; and

         2.8.3 such documents as may be appropriate to comply with the requirements of law for the formation, qualification or operation of a limited partnership in all of the counties, states and other jurisdictions where the Company elects to do business, including any trade name affidavits and any other notices, certificates, statements or other instruments required by any provision of law governing the formation of the Company or the conduct of its business.

This power of attorney is coupled with an interest, is irrevocable, and shall survive, and shall not be affected by, the subsequent adjudication of incompetency, bankruptcy or death of any of the Limited Partners, and shall be binding upon any assignee thereof. Such representatives and attorneys-in-fact shall not, however, have any right, power or authority to amend or modify this Agreement when acting in such capacity.

    2.9. COMPANY PROPERTY. The Company Property shall be held in the name of the Company.

    2.10. CERTIFICATE OF LIMITED PARTNERSHIP. To the extent that such action is determined by the General Partner to be reasonable and appropriate, but subject to Section 3.4.4(m), the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership of the Company and do all things required to maintain the Company as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state or the District of Columbia, and in any jurisdictions outside the United States, in which the Company may elect to do business or own any asset. The Certificate as filed shall contain no provision that is inconsistent with this Agreement.

    2.11.  ORGANIZATION EXPENSES.   Promptly after the Effective Date, the
Company shall reimburse AHN LLC for Organization Expenses previously incurred by it. The Company shall thereafter indemnify and defend each of them from any cost, claim or liability in connection therewith.

                                 ARTICLE III
                       RIGHTS, POWERS AND DUTIES OF THE
                     PARTNERS AND THE COMPANY; MANAGEMENT

    3.1. THE GENERAL PARTNER.

         3.1.1 POWERS OF THE GENERAL PARTNER. All control of the business of the Company, and all management powers in respect of the business and affairs of the Company, shall be vested exclusively in the General Partner; PROVIDED, that the authority of the General Partner shall be subject to the rights and powers of the Management Committee as described below in Section
3.4. Without limiting the generality of the foregoing, and in furtherance of the purposes of the Company, but subject to any specific limitations provided in this Agreement, including, without limitation, Sections 3.1.3 and 3.4, the General Partner is hereby authorized to do, and may delegate to the Manager (under the General Partner's supervision), any and all of the following:

              (a) the conduct of the Company's business, the establishment of Company offices and the exercise of the powers of the Company within or without the State of Delaware;

              (b) the purchase, receipt, lease or other acquisition, ownership, holding, improvement, use and other dealing with, Company Property, wherever located;

              (c) the sale, conveyance, mortgage, pledge, lease, exchange, and other disposition of Property;

              (d) the entering into contracts and guaranties, incurring of liabilities, borrowing money, issuance of notes, bonds and other obligations, and the securing of any of its obligations by mortgage or pledge of any of its property or income;

              (e) the lending of money, investment and reinvestment of the Company's funds, and receipt and holding of Property as security for repayment, including, without limitation, the loaning of money to, and otherwise helping Partners, officers, employees and agents;

              (f) the institution, prosecution and defense of any Proceeding in the Company's name;

              (g) the appointment of employees and agents of the Company, the defining of their duties and the establishment of their compensation;

              (h) the payment of pensions and establishment of pension plans, pension trusts, profit sharing plans and benefit and incentive plans for all or any of the current or former Partners, employees and agents of the Company;

              (i) the making of donations to the public welfare or for religious, charitable, scientific, literary or educational purposes;

              (j) the payment of compensation or additional compensation to any or all Partners and employees on account of services previously rendered to the Company, whether or not an agreement to pay such compensation was made before such services were rendered;

              (k) the purchase of insurance on the life of any employee for the benefit of the Company;

              (l) the participation in partnership agreements, joint ventures or other associations of any kind with any person or persons; and

              (m) the indemnification of Partners or any other Person; PROVIDED, that the General Partner shall not have the power to indemnify, defend or hold itself harmless other than as provided in Section 9.1.

         3.1.2 DUTIES OF THE GENERAL PARTNER. Subject to the rights and powers of the Management Committee as described in Section 3.4, the General Partner shall manage and control the business and affairs of the Company in the manner the General Partner deems appropriate and necessary in order to carry out the purpose of the Company as set forth in Section 2.4.

         3.1.3 LIMITATIONS ON THE GENERAL PARTNER. Notwithstanding anything in this Agreement to the contrary, the General Partner shall not:

              (a) do any act in contravention of any applicable law or regulation, or provision of this Agreement or of the Certificate of Limited Partnership;

              (b) possess Company Property or assign its rights in specific Company Property for other than a Company purpose;

              (c) take any action that would adversely affect the status of the Company as a Delaware limited partnership under the Act or that would adversely affect the limited partner status or the limited liability status of a Limited Partner or subject a Limited Partner to (i) personal liability for any obligation of the Partners or the Company under this Agreement or
(ii) liability as a general partner under any applicable laws;

              (d)  alter the purpose of the Company as set forth in Section
2.4; or

              (e) appropriate funds of the Company for the use of any Person other than the Company.

         3.1.4  AUTHORITY TO BIND.  Only the General Partner (and the
Manager to whom the General Partner shall have delegated its authority pursuant to Section 3.2) shall have the authority to bind the Company, subject to obtaining the requisite Management Committee consent under Section 3.4.

         3.1.5 MANAGEMENT. The General Partner shall use commercially reasonable best efforts in their management of the Company and shall devote the expertise and other resources they have developed relating to the Channel to the business of the Company as provided herein. The General Partner is authorized to delegate to the Manager its obligations under this Section; PROVIDED, that no delegation of obligations shall relieve the General Partner of any of its obligations hereunder.

         3.1.6 MAJORITY VOTE. Whenever any matter is required to be approved by the General Partner under the Act or required or allowed to be approved by the General Partner under this Agreement and is not subject to the vote of the Management Committee, such matter shall be considered approved or consented to upon the consent or other affirmative action of the General Partner. If there shall be more than one General Partner, all General Partners shall be entitled to vote and, whenever any matter is required to be approved by the General Partners under the Act or required or allowed to be approved by the General Partners under this Agreement, such matter shall be considered approved or consented to upon the receipt of the affirmative vote or consent of the General Partners holding a Majority in Interest of the General Partners that are entitled to vote or consent on the matter at issue; PROVIDED, that neither any Assignee nor, in the case of approvals to withdrawal where consent of the remaining General Partners is required, any General Partner that is a Disassociating Partner, shall be entitled to vote or consent.

         3.1.7 CONFLICTS OF INTEREST. Without the unanimous consent of the Class A Partners, the General Partner shall not be entitled to enter into transactions that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company. Without limiting the foregoing, the General Partner shall account to the Company and hold as trustee for it any property, profit or benefit derived by the General Partner without the Special Vote of the Class A Partners in the conduct and winding up of the Company business or from a use or appropriation by the General Partner of Company Property including information developed exclusively for the Company and opportunities within the business of the Company expressly offered to the Company. In the case of any conflict between the best interests of a General Partner and the best interests of the Company, the General Partner shall not act in a manner inconsistent with the best interests of the Company or inconsistent with this Agreement.

         3.1.8 FIDUCIARY DUTY. To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities to the Company or to any other Partner, the General Partner acting under this Agreement shall not be liable to the Company, or to any other Partner, for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such General Partner.

         3.1.9 BANK ACCOUNTS. Funds of the Company shall be deposited in an account or accounts of a type, in form and name in a bank or banks selected by the Manager. Any person so designated by the General Partner, or by the Manager, pursuant to the delegation of authority contained in this Agreement, shall be authorized to sign checks, either singly or jointly, on behalf of the Company.

    3.2. THE MANAGER. AHN LLC shall be the Manager acting pursuant to the Management Agreement; PROVIDED, that the Management Committee upon a Unanimous Vote of the Committee shall have the right to remove AHN LLC as Manager for Cause pursuant to the Management Agreement. Upon the removal of AHN LLC as Manager, a Majority in Interest of the Limited Partners shall have the right to elect a new general partner and to cause AHN LLC's general partnership interest to convert into a limited partnership interest; PROVIDED, that AHN LLC shall remain liable for any losses, liabilities or obligations incurred by the Company or any of its Partners as a result of any willful breach of this Agreement or the Management Agreement by AHN LLC, or any other willful misconduct, gross negligence, fraud or bad faith. The General Partner is authorized to delegate to the Manager all of its rights and obligations under this Agreement.

    3.3.  THE LIMITED PARTNERS.

         3.3.1 NO PARTICIPATION IN MANAGEMENT, ETC. No Limited Partner shall take part in the management or control of the Company's business or affairs, transact any business in the Company's name or have the power to sign documents for or otherwise bind the Company.

         3.3.2 LIMITATION OF LIABILITY. Except as may otherwise be provided by law or except as shall be agreed in writing by a Limited Partner, a Limited Partner shall have no personal liability for any debts or other obligations of the Company.

         3.3.3 NO AUTHORITY TO BIND, ETC. No Limited Partner shall take any action as a Partner to bind the Company, and each shall indemnify the Company for any costs or damages incurred by the Company as a result of any such unauthorized action by it.

    3.4. THE MANAGEMENT COMMITTEE.

         3.4.1     COMPOSITION OF MANAGEMENT COMMITTEE; TERM OF MEMBERS.

              (a) There is hereby established a committee of the Partners to be known as the Management Committee and having the rights and powers set forth in this Section 3.4 and as expressly set forth in this Agreement. The Management Committee shall consist of seven persons and shall initially be comprised of those individual Persons who are identified on SCHEDULE B.
Three of such Persons have been designated by AHN LLC. One of such Persons (the "Access Representative") has been designated by Access. The remaining three of such Persons (the "PJHP Representatives") have been designated by PJHP. Any Substitute Partner that succeeds to the respective Partnership Interest of Access or PJHP shall have the right to remove the existing representatives of Access or PJHP, respectively, and to appoint a representative of its own to the extent set forth in Section 3.4.1(f)(ii). If any member of the Management Committee shall cease to serve as such, he shall be replaced by (i) the General Partner, if he or his direct or indirect predecessor was designated by AHN LLC or the General Partner; or (ii) the Class A Partner designating such member.

              (b) (i) Notwithstanding the Provisions of Section 3.4.1(a), if, following the Effective Date, the Company sells an additional Partnership Interest to any Person, then, subject to such approvals as may be required by
Section 3.4.3(b) or 3.4.3(c), PJHP shall have the right, exercisable in its sole and absolute discretion without any obligation to do so, if no representative has theretofore been designated pursuant to Section 3.4.1(b)(ii), to grant the Partner which purchased such Partnership Interest and was so admitted the right to designate a representative to the Management Committee in lieu of one of the PJHP Representatives, which PJHP Representative shall resign from the Management Committee. Any Substitute Partner that succeeds to the Partnership Interest of such Partner shall have the right to remove the existing New Representative and to appoint a representative of its own to the extent set forth in Section 3.4.1(f)(ii).

                   (ii) If PJHP makes a Limited PJHP Disposition to a single Assignee and its Assignee thereby holds a Partnership Interest entitling such Assignee to a Post Recoupment Percentage Interest of at least 9.00%, then, at the option of PJHP made in writing and delivered to the Company and to PJHP's Assignee, if no representative has theretofore been designated pursuant to
Section 3.4.1(b)(i), PJHP's Assignee shall have the right exercisable in its sole and absolute discretion to remove one of the PJHP Representatives and to replace such representative with a representative of its own at such time as it becomes a Substitute Partner pursuant to Section 11.2.

                   (iii) The representative designated by the Partner which purchased a Partnership Interest as described in Section 3.4.1(b)(i) or the representative designated by PJHP's Assignee pursuant to Section 3.4.1(b)(ii) is referred to herein as the "New Representative."

              (c) Each Partner entitled to designate a member of the Management Committee shall do so by Notification to the Company. The members of the Management Committee shall serve in such capacity without compensation by the Company, but shall be reimbursed for their reasonable and actual out-of-pocket expenses incurred in performing their duties as members of the Management Committee. Any member of the Management Committee may designate another individual to attend any meeting of the Management Committee in substitution for that member and to exercise the powers and rights of that member; PROVIDED, that such designation is in writing and is delivered to the Company at or prior to the meeting.

              (d) Other than as set forth herein, no Person that serves as a member of the Management Committee shall have any contractual right to such position. Each member of the Management Committee shall serve and shall be eligible to vote as a member of the Management Committee until the earliest of: (i) the death or disability of such member of the Management Committee;
(ii) the removal of such member of the Management Committee by the Partner or Partners appointing such member; (iii) the resignation of such member, tendered in writing to each other member of the Management Committee; (iv) the withdrawal or bankruptcy of the Partner that has designated such member pursuant to Section 3.4.1(a); or (v) the transfer to any Person (other than an Affiliate of such transferring Partner) by the Partner that has designated such member of more than 50% of its Post Recoupment Percentage Interest as the same shall be as of the date hereof. Vacancies created as a result of
(iv) or by any transfer by a Partner of 50% or more (but less than 100%) of its Post Recoupment Percentage Interest shall not be filled and the number of members of the Management Committee shall be reduced accordingly.

              (e) The Management Committee shall meet quarterly at regularly scheduled times. The Company or any three members of the Management Committee may call a special meeting of the Management Committee at any time upon at least five Business Days' prior Notification.

              (f) If either of Access or PJHP's Assignee make a Disposition of all (but not less than all) of their respective Partnership Interests, the Assignee thereof, when such Assignee becomes a Substitute Partner hereunder, shall have the right to remove the member of the Management Committee that represents the Partner from which it acquired its Partnership Interest and to replace such representative with a representative designated by it. The equivalent right shall be available to any Substitute Partner that acquires its Partnership Interest in a Disposition by any direct or indirect Assignee of Access or PJHP's Assignee, so long as such Substitute Partner has acquired all, but not less than all, of the Partnership Interest originally held by Access or PJHP's Assignee.

              (g) A Person designated in writing from time to time by Allen, a Person designated in writing from time to time by Medical Innovation Fund II, a Limited Partnership ("MIP"), and a Person designated in writing from time to time by IVI Publishing, Inc. ("IVI") shall each be entitled to receive notice of and to attend all regular meetings of the Management Committee as long as Allen and MIP, respectively, shall be Partners and as long as IVI shall be a member of the General Partner. As long as Access shall be a Partner, the Access Representative shall have the right to be accompanied by one professional advisor who shall not have the right to participate directly in the discussions of the Management Committee. If at such time as the Company reorganizes itself as a corporation pursuant to
Section 13.1 Allen is a Partner and has not Disposed of any of its Partnership Interest, Allen shall then be entitled to nominate one member of the board of directors of the Company, and the Partners agree to vote for the election of such nominee to the board of directors.

         3.4.2  VOTING, ETC.  Except as specifically provided in Sections
3.4.3 or 3.4.4, all acts and decisions made or taken by the Management Committee shall be made or taken by (a) a majority in number of the members thereof at a meeting, which meeting may be held telephonically, (i) at which meeting either all of the members of the Management Committee eligible to vote on each such act or question are present or have been afforded an opportunity to participate, or (ii) of which meeting all of the eligible members of the Management Committee have been given at least five Business Days' prior

Notification and (iii) at which meeting a majority in number of the Management Committee members eligible to vote on each such act or question are present or participate; or (b) the written approval or consent of a majority in number of the members of the Management Committee authorizing or ratifying the action for which the approval or consent is solicited with copies thereof being promptly provided thereafter to any members who have not so approved or consented in writing.

         3.4.3 UNANIMOUS VOTE OF THE COMMITTEE REQUIRED. The following acts and decisions may be made or taken by the Company or the General Partner only upon (1) a Unanimous Vote of the Committee at a meeting of the Management Committee which meeting may be held telephonically, (i) at which meeting either all of the members of the Management Committee eligible to vote on each such act or question are present or have been afforded an opportunity to participate, or (ii) of which meeting all of the eligible members of the Management Committee have been given at least five Business Days' prior Notification and (iii) at which meeting a majority in number of the Management Committee members eligible to vote on each such act or question are present or participate; or (2) the written approval or consent of all members of the Management Committee authorizing or ratifying the action for which the approval or consent is solicited:

              (a) The approval of any Disposition of all or substantially all of the Company Property, whether structured as a sale of assets, spin-off, merger or otherwise;

              (b) The approval of any substantial change to the capital structure of the Company (including the redemption or repurchase of any Partner's Partnership Interest other than pursuant to Section 3.2 or 10.6.2), except as otherwise specifically contemplated by Section 4.1.4 or 4.2 of this Agreement;

              (c) The approval of any event which would have the effect of diluting the Partnership Interest of any Partner, except as otherwise specifically contemplated by Section 4.1.4 or 4.2 of this Agreement;

              (d) The entering into, or the material modification or waiver of any material rights under, any contract with (a) any Partner or any Affiliate thereof or (b) any employee, officer or director of any such Partner or any such Affiliate, including, without limitation, the Management Agreement;

              (e)  The admission of any additional General Partner; and

              (f) Those acts and decisions described elsewhere in this Agreement as requiring the approval of a Unanimous Vote of the Committee.

         3.4.4 MAJORITY VOTE OF THE COMMITTEE REQUIRED. The following acts and decisions may be made or taken by the Company or the General Partner only upon (a) the Majority Vote of the Committee at a meeting of the Management Committee which meeting may be held telephonically, (i) at which meeting either all of the members of the Management Committee eligible to vote on each such act or question are present or have been afforded an opportunity to participate, or (ii) of which meeting all of the eligible members of the Management Committee have been given at least five Business Days' prior Notification and (iii) at which meeting a majority in number of the Management Committee members eligible to vote on each such act or question are present or participate; or (b) the written approval or consent of the members thereof constituting a Majority of the Management Committee which approval or consent authorizes or ratifies the action for which the approval or consent is solicited and copies thereof are promptly provided thereafter to any members who have not so approved or consented in writing:

              (a) The incurrence of any indebtedness, or the prepayment, refinancing, recasting, increasing, modifying or extending of any indebtedness;

              (b) The approval of the Annual Business Plan or any amendment thereto which would require the Company to incur obligations in the aggregate in excess of the lesser of $5,000,000 or 5% of the approved expenditures in the combined operating and capital expenditures budget included in the Annual Business Plan;

              (c) The selection of, or any change of, the accountants or attorneys for the Company;

              (d) The determination of, or any change to, the Company's accounting methods;

              (e) The approval of the nature and the terms and conditions of any investment of funds of the Company in excess of $1,000,000 and the form of all material contracts and agreements relating thereto;

              (f) The sale, leasing, or licensing of any Company Property (except for all or substantially all of the Company's assets) other than in the ordinary course of the Company's business or other than as contemplated by the Annual Business Plan;

              (g) The mortgaging, pledge, or encumbrance or granting of a security interest in any Company Property;

              (h) The acquisition of any Company Property, or any interest therein, other than as contemplated by the Annual Business Plan or in the ordinary course of the Company's business;

              (i) The execution, signing, sealing or delivery of any deed, lease, mortgage, note, bill of sale, contract, agreement, document, certification or other instrument other than as contemplated by the Annual Business Plan or in the ordinary course of the Company's business;

              (j) The establishment of reserves for working capital or for the satisfaction of debts, obligations, contingencies or liabilities of the Company other than as contemplated by the Annual Business Plan or in the ordinary course of the Company's business;

              (k) The payment of any incentive bonus to any one or more employees of or consultants to the Company;

              (l)  Unless included in the Annual Business Plan approved under
(b) above, the entering into, or materially modifying or waiving of any material rights under, any contract or related set of contracts involving aggregate payments to or by the Company in excess of $500,000 during the term of such contract or contracts;

              (m) The amendment of the Company's Certificate of Limited Partnership except to the extent that the General Partner believes, on the basis of a written opinion of counsel, that such amendment is required by
Section 17-202(c) of the Act; PROVIDED, in no event shall any amendment contain any provision that is inconsistent with this Agreement;

              (n) The sale, pledge, encumbrance, donation, abandonment or other Disposition of any equity interest in any subsidiary or vote as a stockholder with respect to any subsidiary;

              (o) Subject to the requirements of Section 3.4.3(b) and (c), and other than pursuant to this Agreement or an Admission Agreement, the issuance of any partnership interests, warrants, options or other rights to acquire Partnership Interests or securities convertible into Partnership Interests;

              (p) The making of any loans or advances to or investment in any Person other than a subsidiary, except extensions of trade credit in the ordinary course of business and loans and advances to employees for travel expenses in the ordinary course of business;

              (q) The commencement or settlement of any Proceeding, except for Proceedings brought or defended in the ordinary course of business where the amount of potential damages does not exceed $250,000;

              (r) Except as otherwise provided in Section 8.4, the approval of annual financial statements and the annual consolidated federal tax returns of the Company and any elections for federal, state and local tax purposes involving a tax, timing effect or valuation issue of more than $250,000; and

              (s) Those acts and decisions described elsewhere in this Agreement as requiring the approval of a Majority Vote of the Committee.

         3.4.5  ANNUAL BUSINESS PLAN.

              (a) Not later than 60 days before the end of each Taxable Year of the Company, the Manager shall submit to the Management Committee the proposed Annual Business Plan for the succeeding Taxable Year in such form and detail as the Management Committee may reasonably direct. The Management Committee shall consult with the Manager regarding the proposed Annual Business Plan, and the Management Committee shall approve a final Annual Business Plan by the Majority Vote of the Committee. The Management Committee shall have the right at any time to compel an amendment to the Annual Business Plan by a Majority Vote of the Committee. The General Partner and the Management Committee shall have full authority to implement the Annual Business Plan. The

Partners hereby agree that the Annual Business Plan for the interim period commencing as of the Closing and ending December 31, 1996 is in the form attached hereto as SCHEDULE C.

              (b) Anything herein to the contrary notwithstanding, if the Annual Business Plan is not approved by the Majority Vote of the Committee prior to the commencement of a new Taxable Year of the Company, the expense portion of the operating budget for such Taxable Year shall be deemed to be equal to the expense portion of the immediately preceding quarter's operating budget included in the prior Taxable Year's Annual Business Plan, plus 7.5% for each line item, multiplied by four.

         3.4.6  FIDUCIARY DUTIES.

              (a) To the extent that, at law or in equity, a member of the Management Committee has duties (including fiduciary duties) and liabilities to the Company or to any other Partner or member of the Management Committee, a member of the Management Committee acting under this Agreement shall not be liable to the Company, or to any other Partner or member of the Management Committee for his good faith reliance on the provisions of this Agreement.

              (b) Whenever in this Agreement a member of the Management Committee is permitted or required to make a decision (i) in his "discretion" or under a grant of similar authority or latitude, the member of the Management Committee shall be entitled to consider only such interests and factors as he desires, including his own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, or (ii) in his "good faith" or under another express standard, the member of the Management Committee shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law. Notwithstanding the foregoing, each member of the Management Committee shall be under the affirmative obligation to act with a duty of care for the Company and have a duty of loyalty to the Company as if the Company were a Delaware corporation and such member were a director thereof to the extent required by Delaware law.

    3.5.  RESTRICTIVE COVENANT.

    (a) Except with respect to businesses and interests in businesses existing at the Closing, during the period in which such Partner has any interest in the Company and, with respect to any Partner and its Affiliates, for a period of one year immediately following the termination of this Agreement or the termination of such Partner's interest in the Company, no Partner (other than NCCI) nor any Affiliate of any Partner (other than NCCI) shall Actively Participate with or in any business venture competitive with the business of the Company as it shall exist at the time in question (such business venture being referred to as a "Restricted Business Venture"), if such Restricted Business Venture develops or operates (or plans to develop or operate) a television programming service having similar focus or format as the Channel in the United States, its territories or possessions, or elsewhere in the world, or if such Restricted Business Venture develops or operates (or plans to develop or operate) a regularly scheduled television channel in the United States, its territories or possessions, or elsewhere in the world if any substantial part of such channel's programming is devoted to human or animal health, medicine or related topics or if such channel has the word "health" in its title. Anything in this Agreement to the contrary notwithstanding, if any Partner or any Affiliate of a Partner breaches any provisions of this Section, without limiting any other right the Company or any of the Partners may have, the Company shall have the right, exercisable on written notice to the Partner who, or whose Affiliate, has breached this Agreement, to purchase the Partnership Interest of such Partner for a price equal to 50% of the Fair Market Value of such Partnership Interest (which price shall be decreased by the amount, if any, of tax liability incurred by the Company or its Partners arising from the purchase of such Partnership Interest) at the date of breach pursuant to procedures established by Majority Vote of the Committee.

    (b) Notwithstanding the provisions of Section 3.5(a), Access shall not be deemed to have violated the provisions of Section 3.5(a) if after the date of this Agreement it acquires or possesses any interest in, or engages in, independently or with others, a Restricted Business Venture in the geographic territory specified below, as applicable, if such Restricted Business Venture develops or operates (or plans to develop or operate) a television programming service having similar focus or format as the Channel in the United States, its territories or possessions, or elsewhere in the world, or if such Restricted Business Venture develops or operates (or plans to develop or operate) a regularly scheduled television channel in the United States, its territories or possessions, or elsewhere in the world if any substantial part of such channel's programming is devoted to human or animal health, medicine or related topics or if such channel has the word "health" in its title, but only to the extent provided by one or more of the following exemptions, as applicable:

    (i) after the third anniversary of the Effective Date, in the territories of the United States of America, Canada and Mexico (collectively, "North America"), but only if the number of the Channel's FTE Subscribers (as defined below in this Section 3.5(b)) as at the anniversary of the Effective Date that immediately precedes the date as of which such determination is to be made is fewer than the target set forth for such immediately preceding anniversary in the following table:

               Anniversary of
               Effective Date in Year      FTE Subscriber Target
               ----------------------      ---------------------
                  1999                         12,467,300
                  2000                         24,189,300
                  2001                         27,671,000

           As used herein, "FTE Subscribers" shall mean the number of authorized consumer households that receive television service on a full-time basis (24 hours per day, 7 days per week) from any distribution system or other means of television distribution that also makes the Channel available, calculated as provided in the applicable carriage, distribution or programming service license agreements with the Company; or

     (ii) after the third anniversary of the Effective Date, in territories other than North America; PROVIDED, that the exemption provided by this clause (ii) of Section 3.5(b) shall be afforded only if all of the following three conditions have been satisfied: (A) Access and its Affiliates control (as defined below in this Section 3.5(b)) the Restricted Business Venture, (B) prior thereto Access and its Affiliates have used best efforts to cause the Restricted Business Venture to negotiate a joint venture or other similar agreement with the Company on terms reasonably satisfactory to Access for the exploitation of the Channel in such territory, and (C) if the Restricted Business Venture and its Affiliates operate (or plan to operate) a business directly competitive with the business of the

           Company, the Restricted Business Venture and its Affiliate operate such business only in territories other than (1) any territory in which the Company at the time is making the Channel available to viewers located therein, either directly or in conjunction with a third party, and (2) any territory in which the Company has a plan (subject to the following sentence) to make the Channel available. For purposes of determining whether the Company has a plan to make the Channel available in a particular territory, Access shall have the right to rely on the Annual Business Plan then in effect (if the Company has specifically and in good faith authorized the expenditure of funds for such plan in the current or the immediately following Taxable Year) or (during the last half of any Taxable Year) as submitted in good faith by the General Partner for consideration to the Management Committee for the Taxable Year immediately following the current Taxable Year, in either case as long as there have been no discussions at a meeting of the Management Committee noted in the minutes thereof stating that the Company is in good faith developing a plan for entering that particular territory within the following Taxable Year; or

     (iii) after the Effective Date has occurred, in territories other than North America; PROVIDED, that the exemption provided by this clause (iii) of Section 3.5(b) shall be afforded only if all of the following conditions (as applicable) have been satisfied:
           (A) Access and its Affiliates do not control (as defined below in this Section 3.5(b)) the Restricted Business Venture; (B) except as set forth in (C) of this clause (iii), the Restricted Business Venture is not then, or does not then intend to become, a business which would compete with the business of the Company were the Company making the Channel available in that particular territory; and (C) if the Restricted Business Venture is other than as described in (B) of this clause (iii), prior thereto Access or its Affiliates have used best efforts to cause the Restricted Business Venture to negotiate a joint venture or other similar agreement with the Company on terms reasonably satisfactory to the Restricted Business Venture for the exploitation of the Channel in such territory.

As used in this Section 3.5(b), for purposes of this Section, ownership of 50% or more of the outstanding voting securities or voting interests of any Person shall be deemed to be "control" of that Person.

     (c) Notwithstanding the provisions of Section 3.5(a), actions taken by the entity formed pursuant to the joint venture agreement between Access and MDS Health Group, Ltd. shall be exempt from and shall not be deemed to violate or cause a breach of Section 3.5(a), as long as Access does not control (as such term is defined in Section 3.5(b)) such venture.

     (d) Notwithstanding the provisions of Section 3.5(a), neither Access nor any of its Affiliates will be prohibited from advertising through any media, nor will either be prohibited from entering into programming arrangements with any channel, network or other programming service (whether or not such channel, network or service dedicates any amount of programming to health, medicine or health-related topics).

     (e) The provisions of the last sentence of Section 3.5(a) shall be subject to the following:

           (i) Access shall have the right to receive written Notice from the Company specifying any breach by it of Section 3.5(a) and shall have 180 days after the Company sends such Notice in which to cure such breach before a breach or violation of Section 3.5(a) shall deemed to have occurred;

           (ii) If the violation of Section 3.5(a) shall occur other than in North America (and shall not be exempted pursuant to Section 3.5(b)(ii), 3.5(b)(iii), 3.5(c) or 3.5(d)), then the Company's sole remedy with respect to Access shall be to terminate the strategic alliance agreement (the "Access Alliance Agreement"), dated the Effective Date, between the Company and Access and to remove the Access Representative from the Management Committee by Notice to the Access Representative given after the expiration of the cure period, if any.

           (iii) If Access exercises its Termination Right (as defined therein) under the Access Alliance Agreement based on the Company's breach of
     Section II.B.6 thereof (or any replacement provision) after Due Notice (as defined therein), the provisions of Section 3.5 shall cease to be applicable to Access after such termination.

     (f) Subject to the exemptions provided by Section 3.5 (b) through 3.5(d), the provisions of Section 3.5(a) shall be applicable throughout the term of the Company as provided in Section 2.3; PROVIDED, that Section 3.5(a) shall remain applicable beyond the five year term of the Access Alliance Agreement only to the extent that Access and the Company agree to extend the term of such agreement thereafter and the applicable targets shall be as set forth in the preceding table for the year following the fifth anniversary of the Effective Date and thereafter shall be 75% of the number of FTE Subscribers forecast in the Company's Annual Business Plan, as approved by the Management Committee, for such year.

     (g) The exemptions from Section 3.5(a) provided by Sections 3.5(b), 3.5(c), 3.5(d) and 3.5(e) shall be personal to Access and, notwithstanding any other provision of this Agreement to the contrary (including without limitation Sections 11.1 and 11.2) shall not be assignable to, or exercisable by, any Assignee of Access or to or by any Substitute Partner (except by merger of Access with or into another Person or by sale of all, or substantially all, of the assets of Access).

     (h) Notwithstanding the provisions of Section 3.5(a), Allen shall be deemed to have violated the provisions of Section 3.5(a) only if John Josephson or Raymond Martin Actively Participate in or with a Restricted Business Venture after the date of this Agreement.

                             ARTICLE IV
                 CONTRIBUTIONS AND CAPITAL ACCOUNTS

     4.1.  CONTRIBUTIONS.

           4.1.1 Each Class A Partner and each Class B Partner shall make its respective Capital Contribution as set forth on SCHEDULE A-2, subject to the terms and conditions of the Admission Agreement. No interest shall accrue on any Capital Contribution, and no Partner shall have the right to withdraw or be repaid any Capital Contribution except as provided in this Agreement. Each Class A Partner's and each Class B Partner's Post Recoupment Percentage Interest is listed in SCHEDULE A-2.

           4.1.2    AHN LLC has previously contributed property with an
agreed value of $[      ] to the Company.  AHN LLC's Post Recoupment
Percentage Interest shall be as set forth on SCHEDULE A-2.

           4.1.3 Except for unpaid amounts set forth on SCHEDULE A-2 which a Partner is required to pay under the terms and conditions of the Admission Agreement, no Partner shall be required to make any additional Capital Contributions to the capital of the Company, except that any provision of this Agreement to the contrary notwithstanding, whenever a Limited Partner makes a Capital Contribution to the Company, the General Partner shall make an additional Capital Contribution in cash to the Company in an amount equal to the excess, if any, of (a) the lesser of (i) $500,000 and (ii) 1% of the aggregate Capital Account balances of the Partners (as determined in accordance with SECTION 1.704-1(b)(2)(iv) of the Regulations after giving effect to such Limited Partner's Capital Contribution and the General Partner's Capital Contribution required by this Section 4.1.3) over (b) the General Partner's Capital Account balance (as so determined before giving effect to the General Partner's Capital Contribution required by this Section 4.1.3). This Section is intended to comply with Section 4.03 of Rev. Proc. 89-12, 1989-1 C.B. 798, and shall be interpreted consistently therewith.

           4.1.4 From time to time the Company may determine that additional Capital Contributions are required for the business of the Company. Subject to approval by the General Partner and the Special Vote of the Class A Partners (excluding the vote of any Partner that is a Delinquent Partner (as defined in Section 4.2.1) and pursuant to a procedure established by a Majority Vote of the Committee, the Company shall offer first to each of the Partners the opportunity to contribute their pro rata share (based on such Partners' Post Recoupment Percentage Interests) of such additional Capital Contributions on such terms and conditions applicable to all Partners as the Majority Vote of the Committee may prescribe. If any Partner declines to contribute its pro rata share of any additional Capital Contributions, then the Company shall make successive offers to the Partners to make further Capital Contributions in accordance with their pro rata shares (based on such Partners' Post Recoupment Percentage Interests) until either (i) the full amount of such additional Capital Contributions have all been made or (ii) all of the Partners have declined to make any further Capital Contributions. To the extent additional Capital Contributions are not made by the Partners, the Company may solicit contributions from third parties who are not Partners, subject to approval by the General Partner and the Special Vote of the Class A Partners. The provisions of this Section 4.1.4 shall not apply to the issuance of Partnership Interests pursuant to an Admission Agreement.

           4.1.5 Subject to approval by the General Partner and the Special Vote of the Class A Partners, the Partnership Interests, including, without limitation, Post Recoupment Percentage Interests, shall be appropriately adjusted by the General Partner from time to time to reflect any additional Capital Contributions made by the Partners pursuant to Section
4.1.4. Nothing in this Section shall permit the Company to impose any adjustment to any Partner's Partnership Interest that is not proportionate to the adjustments imposed upon all other Partners based upon the Partners' respective Post Recoupment Percentage Interests.

                      [  ] = Confidential Treatment Requested

     4.2.  ENFORCEMENT OF COMMITMENTS.

           4.2.1 If any Partner (a "Delinquent Partner") fails to make a Capital Contribution required under the terms and conditions of an Admission Agreement, or any additional Capital Contribution which such Partner has agreed to make pursuant to Section 4.1.4, the Management Committee shall give the Delinquent Partner a Notice of such failure. If the Delinquent Partner fails to make such Capital Contribution and to pay the Company any costs associated with the need to demand compliance hereunder and, together with interest on such obligation at the Default Interest Rate, within ten Business Days of the giving of Notice, the Management Committee: (a) first, shall enforce such obligation in the court of appropriate jurisdiction in the state in which the Principal Office is located or the state of the Delinquent Partner's address as reflected in this Agreement; each Partner expressly agrees to the jurisdiction of such court for any such enforcement action;
(b) second, shall offer to each of the other Partners the opportunity to contribute their pro rata share of such obligation based on the Partners' Post Recoupment Percentage Interests; (c) third, if any Partner declines to contribute its pro rata share of such obligation, shall make successive offers to the Partners to make further Capital Contributions in proportion to such Partners' Post Recoupment Percentage Interests until either (i) such additional Capital Contributions are equal to the full amount of such obligation or (ii) all of the Partners have declined to make any further Capital Contributions; and (d) fourth, to the extent that Partners' additional Capital Contributions are not equal to the full amount of such obligation and subject to receiving the approval of the General Partner and the Special Vote of the Class A Partner, may solicit contributions from third parties who are not Partners. If and to the extent that any Partners have accepted the offer referred to in (c) above and have made an additional Capital Contribution in respect thereof, such Partners (the "Contributing Partners") shall be entitled to treat the amounts contributed pursuant to this Section as a loan from the Contributing Partners bearing interest at the Default Interest Rate secured by the Delinquent Partner's Partnership Interest. Until such loans are fully repaid, the Contributing Partners shall be entitled to all Distributions to which the Delinquent Partner would have been entitled, which Distributions shall be applied to reduce accrued interest and, thereafter, principal of such loan. In the case of clause (a) above, the Management Committee may take such action it deems advisable, including, but not limited to, (1) denying the Delinquent Partner the right to participate in votes or consents of the Management Committee or the Company, (2) prohibiting the Delinquent Partner from making further Capital Contributions, and (3) terminating all of the Delinquent Partner's rights under this Agreement.

           4.2.2 Subject to approval by the General Partner and the Special Vote of the Class A Partners, the Partnership Interests, including, without limitation, the Post Recoupment Percentage Interests, shall be appropriately adjusted by the General Partner from time to time to reflect any additional Capital Contributions made by any Partners pursuant to Section 4.2.1, which adjustment may, without limitation, disproportionately affect the Post Recoupment Percentage Interest of the Delinquent Partner.

     4.3.  MAINTENANCE OF CAPITAL ACCOUNTS.

           4.3.1 The Company shall establish and maintain Capital Accounts for each Partner and Assignee in the books of the Company in accordance with
SECTION 1.704-1(b)(2)(iv) of the Regulations. Each Partner's Capital Account shall be increased by (a) the amount of any cash contributed by the Partner to the capital of the Company, (b) the fair market value of any property contributed, as determined by the Company and the contributing Partner at arm's length at the time of contribution, such determination to be acceptable to all of the Class A Partners (net of liabilities assumed by the Company or subject to which the company takes such Property, within the meaning of Code SECTION 752), and (c) the Partner's share of Net Profits and of any separately allocated items of income or gain except adjustments required by the Code (including any gain and income from unrealized income with respect to accounts receivable allocated to the Partner to reflect the difference between the book value and tax basis of assets contributed by the Partner). Each Partner's Capital Account shall be decreased by (i) the amount of any cash distributed to the Partner from the capital of the Company, (ii) the fair market value of any property distributed to the Partner, as determined by the Company and the contributing Partner at arm's length at the time of distribution, such determination to be acceptable to all of the Class A Partners (net of liabilities of the Company assumed by the Partner or subject to which the Partner takes such Property within the meaning of Code SECTION 752), and
(iii) the Partner's share of Net Losses and of any separately allocated items of deduction or loss (including any loss or deduction allocated to the Partner to reflect the difference between the book value and tax basis of assets contributed by the Partner).

           4.3.2 For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and reclassification for federal income tax purposes (including, without imitation, any method of depreciation, cost recovery or amortization used for that purpose); PROVIDED, that:

               (a)  Except as otherwise provided in SECTION
1.704-1(b)(2)(iv)(m) of the Regulations, the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Code SECTION 754 which may be made by the Company and, as to those items described in Code SECTION SECTION 705(a)(1)(B) or 705(a)(2)(B), without regard to the fact that such items are not includible in gross income or are neither currently deductible nor capitalized for federal income tax purposes;

               (b) Any income, gain or loss attributable to the taxable Disposition of any Company Property shall be determined as if the adjusted basis of such property as of such date of Disposition were equal in amount to the Company's Carrying Value with respect to such Property as of such date; and

               (c) In accordance with the requirements of Code SECTION 704(b), any deductions for depreciation, cost recovery or amortization attributable to any contributed Property shall be determined as if the adjusted tax basis of such Property on the date it was acquired by the Company were equal to the fair market value of such Property. Upon an adjustment to the Carrying Value of any Company Property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such Property shall be determined (i) as if the adjusted tax basis of such Property were equal to the Carrying Value of such Property immediately following such adjustment and (ii) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as if applied for federal income tax purposes; PROVIDED, that if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Tax Matters Partner may adopt.

     4.4. DISTRIBUTION OF ASSETS. If the Company at any time distributes any of its assets in kind to any Partner, the Capital Account of each Partner shall be adjusted to account for that Partner's allocable share (as determined under Article V) of the Net Profits or Net Losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market value immediately prior to their distribution.

     4.5. DISPOSITION OF INTEREST. In the event of a Disposition of some or all of a Partner's Interest in the Company, the Capital Account of the Disposing Partner shall become the Capital Account of the Assignee, to the extent it relates to the portion of the Interest Disposed of.

     4.6.  COMPLIANCE WITH CODE SECTION 704(B).  The provisions of this
Article IV as they relate to the maintenance of Capital Accounts are intended to cause the allocations of profits, losses, income, gain and credit pursuant to Article V to have substantial economic effect under the Regulations under Code SECTION 704(b), in light of the Distributions made pursuant to Articles VI and VIII and the Capital Contributions made pursuant to this Article IV. Notwithstanding anything to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise as personally obligating any Partner to make a Capital Contribution in excess of the Initial Contribution.

     4.7.  DEFICIT RESTORATION.

           4.7.1 Upon the liquidation of the Company, if there is a deficit in the General Partner's Capital Account (after Capital Accounts have been adjusted as provided in this Agreement for all taxable years including the Liquidation Year), the General Partner (meaning for this purpose the General Partner at the time and not any predecessor) shall contribute the amount of such deficit to the Company before the end of the Liquidation Year (or, if later, within 90 days after the date of such liquidation) or by such earlier date as may be required to complete the liquidation in accordance with a duly adopted plan of liquidation. Amounts thus contributed shall be distributed to or among the creditors and Partners in accordance with the provisions of Section 14.3 for distribution of Company Property on dissolution, winding up, and liquidation. Notwithstanding anything to the contrary contained herein, in no event shall the aggregate amount the General Partner is required to contribute to the Company pursuant to this Section
4.7.1 exceed the aggregate for all taxable years of the product of (a) the aggregate amount of Net Losses allocated to the General Partner in any taxable year pursuant to Section 5.1.2(a) times (b) the Combined Marginal Rate (as hereinafter defined) for the taxable year immediately preceding the year of allocation.

           4.7.2 Upon the liquidation of the Company, if the Company has withheld or paid tax with respect to any Partner in accordance with applicable law by reason of other than a Distribution to such Partner, such Partner (meaning for this purpose any successor to Partner) shall contribute the amount of such withheld tax to the Company to the extent subsequent Distributions (including any distribution anticipated to be paid pursuant to Section 14.3.3) have not been sufficient to allow the Company to recoup such taxes pursuant to Section 6.3. Amounts thus contributed shall be distributed to or among the creditors and other Partners in accordance with the provisions of Section 14.3 for distribution of Company Property on dissolution, winding up and liquidation.

                                   ARTICLE V
                                  ALLOCATIONS

     5.1. ALLOCATIONS OF NET PROFITS AND NET LOSSES. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Company's items of income, gain, loss and deduction (computed in accordance with Section 4.3.2) shall be allocated among the Partners for each Taxable Year other than any Liquidation Year (or portion thereof) as provided herein:

           5.1.1 After giving effect to the special allocations set forth in Section 5.2, Net Profits for each taxable period and all items of income and gain taken into account in computing Net Profits for such taxable period shall be allocated to the Partners in the following order and priority:

               (a) first, to the Preferred Partners to the extent of and in proportion to such Preferred Partners' Untaxed Preference Amounts;

               (b) second, to AHN LLC in an amount equal to the excess of Net Losses previously allocated to AHN LLC under Section 5.1.2(e) over aggregate Net Profits previously allocated to AHN LLC under this Section 5.1.1(b);

               (c) third, to each Partner in an amount equal to the excess of aggregate Net Losses previously allocated to such Partner under Section 5.1.2(c) over aggregate Net Profits previously allocated to such Partner under this Section 5.1.1(c). For purposes of this Section 5.1.1(c), Net Profits shall be allocated among the Partners in a manner that "unwinds" the allocation of Net Losses set forth in Section 5.1.2(c), i.e., taking into account allocations made under the second sentence of Section 5.1.2(c) before taking into account allocations made under the first sentence of Section 5.1.2(c);

               (d) fourth, to AHN LLC in an amount equal to the excess of Net Losses previously allocated to AHN LLC under Section 5.1.2(b) over aggregate Net Profits, previously allocated to AHN LLC under this Section 5.1.1(d); and

               (e) fifth, to all the Partners, in accordance with their respective Post Recoupment Percentage Interests.

           5.1.2 After giving effect to the special allocations set forth in Section 5.2, Net Loss for each taxable period and all items of loss and deduction taken into account in computing Net Loss for such taxable period shall be allocated to the Partners in the following order and priority:

               (a) first, to the Partners in proportion to the aggregate Net Profits previously allocated to the Partners under Section 5.1.1(e), in an amount equal to the excess of aggregate Net Profits previously allocated to the Partners under Section 5.1.1(e) over aggregate Net Losses previously allocated to the Partners under this Section 5.1.2(a);

               (b) second, to AHN LLC, but only (x) until the aggregate amount of Net Losses allocated to AHN LLC under this Section 5.1.2(b) equals AHN LLC's Capital Contribution, and

(y) to the extent such amount when so allocated would not cause AHN LLC to have an Adjusted Capital Account Deficit;

               (c) third, to the Preferred Partners in accordance with their respective Capital Contributions; but only (x) until the aggregate amount of Net Losses allocated to the Preferred Partners under this Section 5.1.2 (c) equals the aggregate Capital Contributions of the Preferred Partners, and (y) to the extent such amount when so allocated would not cause any Preferred Partner to have Adjusted Capital Account Deficit. This Section 5.1.2(c) shall continue to be applied, MUTATIS MUTANDIS, until the allocation of Net Losses hereunder would cause each of the Preferred Partners to have an Adjusted Capital Account Deficit;

               (d) fourth, to each Partner in proportion to their respective Post Recoupment Percentage Interests, but only to the extent that Net Losses can be allocated to the Limited Partners under this Section 5.1.2(d) without resulting in an Adjusted Capital Account Deficit for any Limited Partner; and

               (e)  fifth, to AHN LLC.

     5.2. SPECIAL ALLOCATIONS. The following special allocations shall be made in the order required by the Regulations.

           5.2.1 MINIMUM GAIN CHARGEBACK. If there is a net decrease in Company Minimum Gain during any Taxable Year (other than a decrease attributable to a "book up" in the value of the Company's assets, a decrease offset by an increase in Partner Minimum Gain, and any other decrease for which a Company Minimum Gain chargeback is not required under SECTION 1.704-2(f) of the Regulations), each Partner shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Company Minimum Gain, determined in accordance with SECTION 1.704-2(g)(2) of the Regulations. The items to be so allocated shall be determined in accordance with SECTION 1.704-2(j)(2) of the Regulations. This Section 5.2.1 is intended to comply with the minimum gain chargeback requirement in SECTION 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

           5.2.2 PARTNER MINIMUM GAIN CHARGEBACK. If there is a net decrease in Partner Minimum Gain during any Taxable Year (other than a decrease attributable to a "book up" in the value of the Company's assets, a decrease offset by an increase in Company Minimum Gain, and any other decrease for which a Partner Minimum Gain chargeback is not required under
SECTION 1.704-2(i)(4) of the Regulations) then, after the allocations set forth in Section 5.2.1, each Partner shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain determined in accordance with SECTION 1.704-2(i)(3) of the Regulations. The items to be so allocated shall be determined in accordance with
SECTION 1.704-2(j)(2) of the Regulations. This Section 5.2.2 is intended to comply with the minimum gain chargeback requirement in SECTION 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

           5.2.3 QUALIFIED INCOME OFFSET. If, at any time during any Taxable Year any Partner (other than the General Partner) unexpectedly receives any adjustments, allocations or distributions described in
SECTION 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and if such adjustment, allocation or distribution would cause an Adjusted Capital Account Deficit for such Partner as of the end of such Taxable Year, then items of Company income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate (to the extent required by the foregoing Regulations) such Adjusted Capital Account Deficit as quickly as possible; PROVIDED, that an allocation pursuant to this Section 5.2.3 shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for have been tentatively made as if this Section 5.2.3 were not in this Agreement.

           5.2.4 NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Taxable Year or other period shall be specially allocated to the Partners in accordance with their respective Capital Contributions.

           5.2.5 PARTNER NONRECOURSE DEDUCTIONS ATTRIBUTABLE TO PARTNER NONRECOURSE DEBT. Any Partner Nonrecourse Deductions for any Taxable Year or other period shall be specially allocated to the Partner who bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with
SECTION 1.704-2 of the Regulations.

           5.2.6 SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code SECTION 734(b) or Code
SECTION 743(b) is required, pursuant to SECTION 1.704-1(b)(2)(iv)(m) of the Treasury Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

           5.2.7 MATERIAL ITEMS. Any provisions of this Agreement to the contrary notwithstanding, at all times during the existence of the Company, the aggregate interest of the General Partner in each material item of income, gain, loss, deduction or credit shall equal at least one percent (1.0%) of each such material item.

     5.3.  CURATIVE ALLOCATIONS.  The allocations set forth in Section 5.2
(the "Regulatory Allocations") are intended to comply with certain requirements of SECTION 1.704-1(b) and -2 of the Regulations. Notwithstanding any other provisions of this Article V (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other
Net Profits, Net Losses, and items of income, gain, loss, deduction and Code
SECTION 705(a)(2)(B) expenditures among the Partners so that, to the extent possible, the net amount of such allocations of other Net Profits, Net
Losses, and other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence: (a) Nonrecourse Deductions shall not be taken into account prior to the Taxable Year during which there is a net decrease in Company Minimum Gain, and then only to the extent the Management Committee determines that it is necessary to avoid any potential economic distortions caused by such net decrease in Company Minimum Gain; (b) Partner
Nonrecourse Deductions shall not be taken into account prior to the Taxable Year during which there is a net decrease in Partner Minimum Gain, and then only to the extent the Management Committee determines that it is necessary to avoid any potential economic distortions caused by such net decrease in Partner Minimum Gain; (c) allocations pursuant to this Section shall be deferred with respect to allocations pursuant to Section 5.2.3 to the extent the Management Committee reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 5.2.1; (d) allocations pursuant to this Section shall be deferred with respect to allocations pursuant to Section 5.2.4 to the extent the Management Committee reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 5.2.2; and (e) allocations pursuant to this Section shall only be made with respect to allocations pursuant to Section 5.2.5 to the extent the Management Committee reasonably determines that such allocations will otherwise be inconsistent with the economic arrangement among the parties to the Agreement.

     5.4.  GENERAL.

           5.4.1 Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Profits or Net Losses, as the case may be, for the year.

           5.4.2 For purposes of determining the Net Profits, Net Losses or any other items allocable to any period, Net Profits, Net Losses or any such other items shall be determined on a daily, monthly, or other basis, as determined by the Management Committee using any permissible method under Code SECTION 706 and the Regulations thereunder.

           5.4.3 Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of SECTION 1.752-3(a)(3) of the Regulations, the Partners' interests in Company profits shall be allocated among the Partners pro rata in proportion to their relative Capital Contributions.

           5.4.4 To the extent permitted by SECTION SECTION 1.704-2(h)(3) and 1.704-2(i)(6) of the Regulations, the Management Committee shall endeavor not to treat Distributions of Net Available Cash as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt.

           5.4.5 The Management Committee shall have reasonable discretion, with respect to each Taxable Year, to request a waiver from the Commissioner of the Internal Revenue Service of the minimum gain chargeback requirement pursuant to SECTION SECTION 1.704-2(f)(4) or 1.704-2(i)(4) of the Regulations, if the application of such chargeback would cause a permanent distortion of the economic arrangement of the Partners.

     5.5.  TAX ALLOCATIONS; CODE SECTION 704(c).

           5.5.1 Except as otherwise provided for herein, for federal, state and local income tax purposes (a) each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 5.1, 5.2 and 5.3, and (b) each tax credit shall be allocated to the Partners in the same manner as the receipt or expenditure giving rise to such credit is so allocated.

           5.5.2 In accordance with Code SECTION 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of such contribution. In order to eliminate distortions caused by the "ceiling rule" of
SECTION 1.704-3(b)(l) of the Regulations, except to the extent otherwise required by law, the Company will adopt the "remedial allocation method" set forth in SECTION 1.704-3(d) of the Regulations.

           5.5.3 If the gross asset value of any Company asset is adjusted, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its gross asset value in the same manner as under Code SECTION 704(c) and the Regulations hereunder.

           5.5.4 Any elections or other decisions relating to such allocations shall be made by the Management Committee in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Net Profits, Net Losses, other items or distributions pursuant to any provision of this Agreement.

           5.5.5 The Management Committee shall have the discretion (exercisable only with the Special Vote of the Class A Partners) to provide only Partners recognizing gain on Partnership distributions covered by Code
SECTION 734 with the federal income tax benefits attributable to any increased basis in Partnership property resulting from any election under Code
SECTION 754.


                             ARTICLE VI
                            DISTRIBUTIONS

     6.1.  NON-LIQUIDATING DISTRIBUTIONS.

           6.1.1 Except as otherwise provided by this Agreement, required by law, or prohibited by any other agreement to which the Company is a party, the Company shall distribute Property to the Partners as set forth below:

               (a)  first, to the extent of Net Available Cash, within sixty
(60) days after each Taxable Year, the Company shall distribute an amount equal to the Preferred Partners' Aggregate

Preference Amounts to the Preferred Partners in proportion to their respective Preferred Partners' Aggregate Preference Amounts; and

               (b) second, to the extent of Net Available Cash after distributions pursuant to Section 6.1.1(a), no less than three Business Days prior to April 15 of each year the Company shall make a tax distribution to the Partners (pro rata in proportion to their Post Recoupment Percentage Interests) in an amount equal to the amount by which the "tax liability" (as defined below) for the preceding Taxable Year exceeds the Distributions made to the Partners with respect to the preceding Taxable Year pursuant to this
Section 6.1.1(b).

The "tax liability" shall mean the product of (A) Net Profits for the preceding taxable year allocated to the Partners under clause (e) of Section 5.1.1, times (B) the Combined Marginal Rate (as hereinafter defined) for such preceding taxable year. The "Combined Marginal Rate" shall mean for any taxable year the sum of (y) the highest marginal New York state income tax assessable for such year on the ordinary income of individual taxpayers or corporate taxpayers, whichever is higher, and (z) the highest marginal federal income tax rate assessable for such year on the ordinary income of individual taxpayers or corporate taxpayers, whichever is higher, as such federal income tax rate shall be adjusted to take into account the deductibility of state income taxes; PROVIDED, that in no event shall the Combined Marginal Rate exceed 50%. If the Company has insufficient funds to make the tax distributions pursuant to this Section at the time required by this Section, such tax distributions shall be made to the Partners within a reasonable period of time after such funds become available.

           6.1.2 After giving effect to Section 6.1.1, for each Taxable Year of the Company, any remaining Net Available Cash shall be distributed to the Partners no later than 60 days after the expiration of such Taxable Year in the following order and priority:

               (a) First, until Recoupment has occurred, to the Preferred Partners pro rata in proportion to each Preferred Partner's Preferred Capital Amount; and

               (b) Second, to all Partners, other than the Preferred Partners, pro rata in proportion to the Carrying Value of such other Partners' Capital Contributions at the time of the contribution until the aggregate amount distributed to such other Partners under this Section 6.1.2(b) equals the Carrying Value of such Partners' Capital Contributions determined at the time of contribution; PROVIDED, that no Partner shall receive any amount under this Section in excess of the Carrying Value of such Partner's Capital Contribution at the time of contribution.

               (c) Then, to all of the Partners pro rata in proportion to their Post Recoupment Percentage Interests.

           6.1.3 From time to time the Management Committee shall determine in its reasonable judgment to what extent, if any, Net Available Cash may be distributed after considering the current and anticipated needs of the Company, including, without limitation, needs for operating expenses, debt service, acquisitions, reserves and mandatory Distributions, if any. To the extent such excess exists, the Management Committee may make Distributions to the Partners in proportion to their Post Recoupment Percentage Interests subject to the provisions of Section 6.2.

     6.2. Limitations on Distributions. No Distribution shall be declared and paid to a Partner unless, (a) after the Distribution is made, the assets of the Company are in excess of all liabilities of the Company and (b) such Distribution would not cause such Partner to have an Adjusted Capital Account Deficit as of the end of the Taxable Year in which such Distribution would be made, taking into account all allocations (other than those pursuant to Section 5.2.3) which would be made to such Partner during such Taxable Year, calculated without reference to any other amounts to be contributed or returned or required to be returned to the Company.

     6.3. Withholding. If the General Partner is required to withhold or pay tax with respect to a Partner in accordance with applicable law, the amount of the Distribution to such Partner with respect to which such tax was required to be withheld (or, in the case of a tax required to be paid with respect to a Partner other than by reason of a Distribution to such Partner, subsequent distributions to such Partner) shall be reduced by the amount of such tax withheld or paid.


                             ARTICLE VII
                 BOOKS AND RECORDS, ACCOUNTING, ETC.

     7.1. REPORTS. The Management Committee shall prepare or cause to be prepared all tax returns and statements, if any, which must be filed on behalf of the Company with any taxing authority, and shall make timely filing thereof. The Management Committee shall deliver to each Partner: (a) within 90 days of the end of each Taxable Year, sufficient financial information concerning the results of the Company's operations as is necessary for such Partner to file its own federal and state income tax returns for the preceding year (including Internal Revenue Service Form 1065, SCHEDULE K-1 and a copy of the Company's balance sheet, a statement of Partners' Capital Accounts and a statement of income and surplus, certified to by the Company's independent firm of public accountants); (b) within 45 days after the end of each fiscal quarter, an unaudited balance sheet of the Company at the end of such quarter and an unaudited statement of income of the Company for the quarter then ended, together with a summary discussion of the performance of the Company for that quarter; (c) within 15 days after the end of each month, an unaudited balance sheet of the Company at the end of such month and an unaudited statement of income of the Company for the month then ended; and
(d) such other information or reports as the Partners may reasonably request from time to time (including copies of the Company's state and local income tax returns). The General Partner shall not have the right to keep confidential from the other Partners any information that the General Partner would otherwise be permitted to keep confidential pursuant to Section 17-305(b) of the Act.

     7.2.  ACCOUNTING.

           7.2.1 The books of account of the Company, together with an executed copy of the Certificate of Limited Partnership, and any amendments thereto, shall be kept and maintained at all times at the place or places selected by the General Partner, subject to the Management Committee's approval. The books of account shall be maintained in accordance with generally accepted accounting principles, consistently applied, and shall show all items of income and expense.

           7.2.2 Each Partner shall have the right at all reasonable times during usual business hours to audit, examine and make copies of or extracts from the books of account of the Company. Such right may be exercised through any agent or employee of such Partner designated by it or by an independent public accountant designated by such Partner. Each Partner shall bear its own expenses incurred in any examination made for such Partner's account.


                            ARTICLE VIII
                                TAXES

     8.1. ELECTIONS. In accordance with Section 3.4.4(r), the Management Committee may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

     8.2. TAX MATTERS PARTNER. The Management Committee shall designate the Manager as the Tax Matters Partner of the Company pursuant to Code
SECTION 6231(a)(7). The Manager, or any other Partner who subsequently may be designated as the Tax Matters Partner, shall take such action as may be necessary to cause each other Partner to become a notice partner within the meaning of Code SECTION 6223. The Tax Matters Partner may not take any action contemplated by Code SECTION SECTION 6222 through 6232 without the consent of the Management Committee. The Tax Matters Partner shall not, without the Majority Vote of the Committee:

           8.2.1 agree to extend any statute of limitations with respect to the Company under Code SECTION 6229;

           8.2.2 file a request for administrative adjustment (including a request for substituted return treatment) under Code SECTION 6227;

           8.2.3 file a petition for judicial review, or any appeal with respect to any judicial determination, under Code SECTION 6226;

           8.2.4 take any action to consent to, or to refuse to consent to, a settlement reflected in a decision of a court; or

           8.2.5 enter into any settlement agreement affecting the Company. The Tax Matters Partner shall promptly give Notification to the Management Committee of the commencement of any administrative or judicial proceedings involving the tax treatment of any items of Company income, loss, deduction and credit, and shall further keep the Management Committee fully informed of all material developments involved in such proceedings. In addition, the Tax Matters Partner shall give the Management Committee prompt Notification of the preparation of any material submission to the Internal Revenue Service or to any court in connection with any such proceedings. The Tax Matters Partner shall also give Notification to the Management Committee of its intention to meet with any representative of the Internal Revenue Service at least 30 days prior to such meeting (or immediately upon arranging such meeting if such meeting is arranged fewer than 30 days prior to such meeting), and shall inform the Management Committee of the results of the meeting within two Business Days after such meeting. The

Tax Matters Partner shall inform the Management Committee of the contents of any material communication (oral or written) from the Internal Revenue Service within two Business Days of receiving such communication (or on the same day, if any action is required in response to such communication within fewer than 30 days of receipt of such communication). If in any instance the Management Committee believes in good faith that the failure to perform any act for which the consent of the Management Committee is required hereunder would materially adversely affect the Company, and such consent has been requested and has not been provided, the Tax Matters Partner is authorized to perform such act. In such event the Tax Matters Partner shall immediately give Notification thereof to the Management Committee.

     8.3. NOTIFICATION OF AUDIT. The Management Committee shall give prompt Notification to each Partner upon receipt of advice that the Internal Revenue Service intends to examine or audit any income tax returns of the Company.

     8.4. SECTION 754 ELECTION. If a Distribution of Company property as described in Code SECTION 734 occurs, or if a transfer of a Partnership Interest as described in Code SECTION 743 occurs, upon the written request of the Partner either receiving such Distribution or making such transfer or of the transferee, and with the consent of the Tax Matters Partner (which consent shall not be unreasonably withheld), the Company shall elect pursuant to Code SECTION 754 to adjust the basis of Company properties.


                             ARTICLE IX
                           INDEMNIFICATION

     9.1. INDEMNIFICATION BY THE COMPANY. Neither (a) any General Partner nor any Affiliate, officer, director, controlling person, partner, employee or shareholder of a General Partner or its Affiliates acting in a partner capacity or as an agent for the Partnership within the scope of its duties,
(b) nor any member of the Management Committee (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any of the other Partners or any third party for any loss or damage incurred by reason of any act or omission performed or omitted by it in good faith on behalf of the Company and in a manner reasonably believed by it to be within the scope of the respective authority granted to it by this Agreement and in the best interests of the Company; PROVIDED, that such Indemnified Person was not guilty of bad faith, willful misconduct, gross negligence or fraud. The Company shall indemnify, save harmless and (unless the Indemnified Person elects otherwise) defend each Indemnified Person from any loss, claim, damage, liability or expense (including legal fees and expenses) incurred by such Indemnified Person or any such designee by reason of any such act or omission; PROVIDED, that such Indemnified Person was not guilty of bad faith, willful misconduct, gross negligence or fraud and, FURTHER, PROVIDED, that the satisfaction of any indemnification, any saving harmless and any defense shall be from and limited to Company assets and no Partner shall have any personal liability on account hereof. The Company may maintain insurance, at its expense, to protect any Person against any expense, liability or loss, to the extent that the Company would have the power to indemnify such Person under the laws of the State of Delaware. In addition, the Company shall indemnify and save harmless and (unless the Indemnified Person elects otherwise) defend each Indemnified Person from any loss, claim, damage, liability or expense (including legal fees and expenses) incurred by such Indemnified Person by reason of any third party claim relating to the Company or arising out of any act or omission by the Company, the

Manager, any other Partner, or any employee, officer, director or partner thereof, or any member of the Management Committee, relating to the Company; PROVIDED, that such Indemnified Person was not guilty of bad faith, willful misconduct, gross negligence or fraud; and further, PROVIDED, that (i) the satisfaction of any indemnification, any saving harmless and any defense shall be from and limited to Company Property, and no Partner shall have any personal liability on account hereof, and (ii) the Company's indemnification obligation hereunder shall not apply to amounts paid in settlement for any loss, claim, damage, liability or expense (including legal fees and expenses) if such settlement is effected without the consent of the Majority Vote of the Management Committee, which consent shall not be unreasonably withheld.

     9.2. INDEMNIFICATION BY AHN LLC. AHN LLC shall indemnify, save harmless and defend the Partnership and each Limited Partner from and against any breach of any of its representations and warranties made in the Admission Agreement.


                              ARTICLE X
          DISPOSITION OF PARTNERSHIP INTERESTS; WITHDRAWALS

     10.1. DISPOSITION. Any Partner or Assignee may Dispose of all or a portion of the Partner's or Assignee's Partnership Interest only upon compliance with this Article X and Article XII, if applicable. No Partnership Interest (and, with regard to Section 10.1.5, no other interest in or relating to the Partnership) shall be Disposed of:

           10.1.1 if such Disposition, alone or when combined with other transactions, would result in a termination of the Company within the meaning of Code SECTION 708;

           10.1.2 without an opinion of counsel satisfactory to the Management Committee that such Disposition is subject to an effective registration under, or exempt from the registration requirements of, the applicable state and federal securities laws;

           10.1.3 unless and until the Company receives from the Assignee the information and agreements that the Management Committee may reasonably require, including but not limited to any taxpayer identification number, and representations and warranties substantially identical to those set forth in the Admission Agreement;

           10.1.4 unless the Partner disposing of his Partnership Interest obtains the prior written consent of a Majority Vote of the Partners (not including the Disposing Partner);

           10.1.5 unless in compliance with Section 13.2.1 or 13.4.1, if such Disposition could result in the Company being classified as a publicly traded partnership within the meaning of Code SECTION 7704 or otherwise taxable as a corporation for federal income tax purposes; and

           10.1.6 except pursuant to the agreements referred to in Section 10.2, prior to the second anniversary of the Effective Date.

     10.2.  APPROVED DISPOSITIONS.

           10.2.1 The Partners acknowledge that AHN LLC has granted NCCI the right to acquire [ ]% of the Partnership Interest held by AHN LLC on terms and conditions set forth in the Partnership Interest Purchase Agreement (the "NCCI Purchase Agreement") dated January 31, 1996, between AHN LLC and NCCI. Upon any full or partial exercise of its rights under the NCCI Purchase Agreement, NCCI will become a Substitute Partner and a Limited Partner in the Partnership subject to the rights and obligations of this Agreement without any requirement of compliance with Section 10.1. NCCI has become a party to this Agreement subject to its acquisition of a Partnership Interest from AHN LLC. Neither the Partnership nor any General or Limited Partner (other than AHN LLC) shall have any obligation to NCCI with respect to its acquisition of a Partnership Interest in the NCCI Purchase Agreement.

           10.2.2 The Partners acknowledge that, subject to compliance by PJHP with Section 10.1.1 through 10.1.3 and Section 10.1.5 until December 31, 1997, PJHP may dispose of not more than [ ]% of its Partnership Interest to a Person or Persons selected by it without approval by any other Partners.

           10.2.3 The Partners acknowledge that, in addition to, and not as part of, the Limited PJHP Disposition, PJHP has entered into separate agreements with (a) SC Fundamental Value Fund, L.P. and SC Fundamental Value Fund BVI, Ltd. (collectively, "SC"), pursuant to which SC has the right to purchase from PJHP a Partnership Interest, comprised of a Post Recoupment
Percentage Interest of [    ]% on or prior to the date of the Second Closing
under the Admission Agreement and (b) Access, pursuant to which Access has the right to purchase from PJHP a Partnership Interest comprised of a Post
Recoupment Percentage Interest of [   ]% on or prior to the date of the Second
Closing under the Admission Agreement. The Partners consent to and approve such Dispositions as the same may occur pursuant to such rights.

     10.3. DISPOSITIONS NOT IN COMPLIANCE WITH THIS ARTICLE. Any attempted Disposition of a Partnership Interest, or any part thereof, not in compliance with this Article is null and void ab initio.

     10.4. LIABILITY OF A WITHDRAWN PARTNER. Any Partner who voluntarily or involuntarily for any reason withdraws or resigns or is removed or Disposes of its Partnership Interest shall remain liable for obligations and liabilities incurred by it as a Partner prior to the time such withdrawal, resignation or Disposition becomes effective, but it shall be free of any obligation or liability incurred on account of the activities of the Company from and after the time such withdrawal, resignation, removal or Disposition becomes effective.

     10.5. DISASSOCIATION. Any Person shall cease to be a Partner upon the happening of any of the following events:

           10.5.1 the withdrawal of a Partner with the consent of a Majority Vote of the Partners (not including the withdrawing Partner);

           10.5.2   any Partner becomes a Bankrupt Partner;

                      [  ] = Confidential Treatment Requested

           10.5.3 in the case of any Partner who is a natural person, the death of that Partner or the entry of an order by a court of competent jurisdiction adjudicating that Partner incompetent to manage that Partner's personal estate;

           10.5.4 in the case of any Partner who is acting as a Partner by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);

           10.5.5   in the case of any Partner that is a separate
Organization other than a corporation, the dissolution and commencement of winding up of the separate Organization;

           10.5.6 in the case of any Partner that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; PROVIDED, that in no event shall the merger of any Partner, whether or not such Partner survives such merger, result in a Disassociation of such Partner; or

           10.5.7 in the case of any Partner that is an estate, the distribution by the fiduciary of the estate's entire interest in the Company.

     10.6. RIGHTS OF DISASSOCIATING PARTNER. In the event any Partner Disassociates prior to the expiration of the Term:

           10.6.1 if the Disassociation causes a dissolution and winding up of the Company under Article XIV, the Partner shall be entitled to participate in the winding up of the Company to the same extent as any other Partner except that any Distributions to which the Partner would have been entitled shall be reduced by the damages sustained by the Company as a result of the dissolution and winding up; and

           10.6.2 if the Disassociation does not cause a dissolution and winding up of the Company under Article XIV, the Disassociating Partner (or its successors, assigns or personal representative, as the case shall be) shall be treated as an Assignee, unless admitted as a Substitute Partner pursuant to Section 11.2; PROVIDED, that at the option of the Management Committee, the Company shall have the right to purchase such Disassociating Partner's Partnership Interest for an amount equal to the Fair Market Value of the Partner's Partnership Interest in the Company, to be paid over five years from the date of disassociation. The Fair Market Value of the Partner's Partnership Interest shall be reduced by any damages sustained by the Company as a result of the Partner's Disassociation.


                             ARTICLE XI
           ADMISSION OF ASSIGNEES AND ADDITIONAL PARTNERS

     11.1. RIGHTS OF ASSIGNEES. The Assignee of a Partnership Interest has no right to vote, participate in the management of the business and affairs of the Company or to become a Partner. The Assignee is entitled only to receive the Distributions and to be allocated the Net Profits and Net Losses attributable the Partnership Interest.

     11.2. ADMISSION OF SUBSTITUTE PARTNERS. Notwithstanding that the Disposition to an Assignee has been made in compliance with Section 10.1 or
Section 12.1, an Assignee of a Partnership Interest shall be admitted as a Substitute Partner and admitted to all the rights of the Partner who initially assigned the Partnership Interest only with approval by the General Partner and the Special Vote of the Class A Partners; PROVIDED, that neither the acquisition by NCCI of a Partnership Interest pursuant to the NCCI Purchase Agreement nor the Limited PJHP Disposition shall require any approval or consent of either the Management Committee or any Partners to constitute NCCI or the PJHP Assignee, as the case may be, a Substitute Partner; and, PROVIDED, further, that upon NCCI's acquisition of a Partnership Interest pursuant to the NCCI Purchase Agreement, NCCI will become a Limited Partner; and, PROVIDED, further, that no Person or any Affiliate of such Person which at the time is a direct competitor of Access may become a Substitute Partner without the prior written consent of Access. The Partners may grant or withhold the approval of such admission in their sole and absolute discretion. If so admitted, the Substitute Partner (including, without limitation, NCCI and the PJHP Assignee) shall execute an instrument by which it shall become a party to this Agreement and, upon such execution, shall have all the rights and powers and is subject to all the restrictions and liabilities of the Partners originally assigning the Partnership Interest. The admission of a Substitute Partner shall not release the Partner originally assigning the Partnership Interest from any liability to the Company that may exist prior to the approval.

     11.3. ADMISSION OF ADDITIONAL PARTNERS. No Additional Partners may be admitted except as provided in Sections 4.14, 4.2, 3.4.3(b) or (c), 10.2.2,
10.2.3 or 12.1. Notwithstanding the foregoing, no Additional Partner shall have any right to designate any members of the Management Committee except as provided in Section 3.4.1, and, PROVIDED, FURTHER, that no Person or any Affiliate of such Person which at the time is a direct competitor of Access may become an Additional Partner without the prior written consent of Access.

     11.4  AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP.
For admission to the Company of any Partner, the Manager shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of SCHEDULES A-1 or A-2) and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership.


                            ARTICLE XII
         RIGHTS TO PURCHASE CERTAIN PARTNERSHIP INTERESTS

     12.1. RIGHT OF FIRST REFUSAL.

           12.1.1 Except for a Limited PJHP Disposition and for any sale of a portion of AHN LLC's Partnership Interest pursuant to the NCCI Purchase Agreement, whenever any Partner (the "Offering Partner") shall desire to sell any of its Partnership Interest to a third party and intends to solicit a bona fide written offer from any Person to purchase, for a specified price payable in cash or otherwise and on specified terms and conditions, such Partner's Partnership Interest in the Company (whether such offer is initiated by such Person or by such Partner), then prior to soliciting such offer to purchase such Partnership Interest, the Offering Partner shall deliver to the other Partners a letter (the "Offer Letter") signed by the Offering Partner setting forth the following information:

               (a) the prospective purchase price of the Partnership Interest and the other material terms and conditions for such sale, including the identity of the third party to whom the Offering Partner intends to solicit an offer;

               (b) the Offering Partner's offer, as the case may be, (irrevocable by its terms for 20 days following receipt) to sell to the other Partners all (but not less than all) of its Partnership Interest to such other Partners for such purchase price (allocated pro rata among the Partners proposing to purchase such Partnership Interest (each, a "Purchaser") based on their Post Recoupment Percentage Interests) and on such other terms and conditions (the "Offer); and

               (c) closing arrangements and a closing date (not less than 20 nor more than 40 days following the date of such letter) for any purchase and sale that may be effected by Purchasers pursuant to this Section 12.1.1.

           12.1.2 If any of the other Partners (or the Company, pursuant to Section 12.1.3) shall have accepted such Offer, the closing of the purchase and sale pursuant to such acceptance shall take place upon the terms and subject to the conditions as set forth in the Offer Letter pursuant to
Section 12.1.1(c). If the other Partners (or the Company pursuant to Section 12.1.3) fail to accept the Offer within such 20 day period or fail to consummate the closing of the purchase of the Partnership Interest covered by the Offer within the time period set forth therein, then the Offering Partner may sell to the third party or parties identified in the Offer Letter all (but not less than all) of the Partnership Interest covered by such Offer, for a purchase price not less than the purchase price set forth in the Offer letter and on terms and conditions (taken as a whole) no more favorable than those set forth in the Offer Letter. If such sale has not been completed within 90 days after the expiration of such 40-day period (unless the Offering Partner is acting in good faith to sell its Partnership Interest, in which case such 90 day period will be extended to 120 days), the Partnership Interest covered by such Offer may not thereafter be sold by the Offering Partner unless the procedures set forth in Section 12.1.1 shall have again been complied with.

           12.1.3 If the other Partners do not elect to purchase the Partnership Interest covered by the Offer in its entirety then the Offering Partner shall, within 10 days following the date of the Offer, notify the Company of such Offer and make available to it the right to purchase the portion of the Partnership Interest covered by the Offer which is not being purchased by the other Partners. Notwithstanding the foregoing, in no event shall the Purchasers or the Company be entitled to purchase the Partnership Interest pursuant to this Section 12.1 unless all of the Partnership Interest covered by the Offer is purchased. Any purchases made by the Company hereunder shall be made in accordance with Section 12.1.1.

           12.1.4 Subject to approval by the General Partner and the Special Vote of the Class A Partners, the Partnership Interests, including, without limitation, the Post Recoupment Percentage Interests, shall be appropriately adjusted by the General Partner from time to time to reflect any additional Capital Contributions made by any Partners pursuant to this
Section 12.1.

           12.1.5 The closing of the sale of any Partnership Interest pursuant to Section 12.1.2 or 12.1.3 shall occur at a place mutually convenient to the parties. At the closing, any Partner selling pursuant to Section 12.1.1 (the "Selling Partner") shall deliver to the appropriate purchaser (the "Purchaser") such instruments and documents as shall be necessary or appropriate to transfer the Partnership Interest being transferred by the Selling Partner and to evidence the withdrawal of any Selling Partner from the Company, in the event the Selling Partner is transferring all of its Partnership Interest, and the Purchaser shall purchase the Partnership Interest and shall deliver the purchase price to the Selling Partner by wire transfer of funds or by bank cashier's or certified check, as determined by the Purchaser in its sole discretion. At the closing, each Selling Partner shall agree to indemnify and hold the Purchaser harmless from and against any and all liens and encumbrances on the Partnership Interest to be transferred which were incurred or created while such interests were held by such Selling Partner.

           12.1.6 The following are conditions precedent to the Purchaser's obligation to close on the purchase of the Partnership Interest transferred pursuant to Section 12.1.2 or 12.1.3 (unless such conditions are waived by the party benefited thereby):

               (a) all material consents necessary to effect such transaction have been obtained; and

               (b) the consummation of the purchase shall not be subject to any injunction or restraining order.

     12.2. TAG-ALONG RIGHTS. Whenever AHN LLC or PJHP (as the case may be, the "Seller Partner") shall determine to make a Disposition of a Partnership Interest comprised of more than 50% of the Post Recoupment Percentage Interest allocated to it (other than a Disposition to (i) another Partner, (ii) an Affiliate of either AHN LLC or PJHP or (iii) pursuant to Article
XIII), the Selling Partner shall first give Notice of such proposed Disposition to the other Partners and each of the other Partners shall have the option (the "Co-Sale Option") to participate in such proposed Disposition by selling, for a purchase price and on other terms and conditions not less favorable than those applicable to the intended Disposition by the Selling Partner, that portion of such other Partner's Partnership Interest which equals the product of (a) the Partnership Interest (measured by its Post Recoupment Percentage Interest) proposed to be sold by the Selling Partner and (b) a fraction the numerator of which is such other Partner's Post Recoupment Percentage Interest and the denominator of which is the aggregate of the Post Recoupment Percentage Interests of all the Partners (including the Selling Partner) participating in such Disposition. The Co-Sale Option shall be exercisable by Notice to the Selling Partner within 10 Business Days following receipt of the Notice of proposed Disposition. Such option shall terminate if not exercised by Notice sent to the Selling Partner within such period of 10 Business Days.


                           ARTICLE XIII
               REGISTRATION RIGHTS, PUT RIGHTS, ETC.

     13.1. REORGANIZATION OF COMPANY. Upon the exercise by the Class A Partners of the registration right provided in Section 13.2.1 or upon determination by a Majority Vote of the Committee, the General Partner shall transfer all or substantially all of the assets of the Company to a corporation or other entity ("Newco") in anticipation of an initial public offering of some or all of the capital stock or other equity interests of Newco (an "IPO"), and each Partner shall take such steps to effect the IPO as may be requested by the General Partner, including, without limitation, consenting to and/or voting in favor of any necessary or desirable recapitalization, reorganization or exchange (collectively, a "Reorganization") and exchanging such Partner's interests in the Company to Newco in connection with any such Reorganization for capital stock or other equity interests of Newco; PROVIDED, HOWEVER, that no Partner shall be required to take any action or omit to take any action to the extent such action or omission violates applicable law and PROVIDED, further, that in no event will any transaction contemplated hereby materially disadvantage the economic position hereunder of any Limited Partner prior to such Reorganization (it being understood that taxation as a stockholder of a corporation shall not be deemed a disadvantage). In connection with any Reorganization, each Partner shall receive a share of the aggregate consideration received as part of the Reorganization equal in amount to the amount such Partner would receive as a Distribution if all assets of the Company as of the end of the month immediately preceding such Reorganization were sold for cash equal to their Fair Market Value, and all Company liabilities were satisfied to the extent required by their terms, and the net assets of the Company were distributed in full to the Partners pursuant to
Section 6.1.1. At such time as the Company reorganizes itself as a corporation pursuant to this Section, each of the Partners that has one or more representatives on the Management Committee shall be entitled to nominate the same number of members of the board of directors of the Company as it has representatives on the Management Committee, and the Partners agree to vote for the election of such nominees to the board of directors.

     13.2. REGISTRATION RIGHTS.

           13.2.1 REGISTRATIONS UPON REQUEST. Upon the request of a Majority in Interest of the Class A Partners, the General Partner shall effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of Partnership Interests or any security into which such Partnership Interests may have been converted pursuant to Section 13.1 (the "Securities"). Upon any such request, the General Partner will promptly, but in any event within 15 Business Days, give written notice of such request to all holders of the Securities and thereupon the General Partner will use its best efforts to effect the prompt registration under the Securities Act of all Securities which the General Partner has been requested to register by the holders thereof by written request given to the General Partner within 20 Business Days after the giving of such written notice by the General Partner. (Notwithstanding the foregoing, but subject to the rights of holders of Securities under this Section 13.2.1, if, by a Majority Vote of the Committee, the Management Committee determines in its good faith judgment that the disclosures that would be required to be made by the Company in connection with such registration would be materially harmful to the Company because of transactions then being considered by, or other events then concerning the Company, the Company may defer the filing (but not the preparation) of the registration statement which is required to effect any registration pursuant to this Section 13.2 for a reasonable period of time, but not in excess of 90 days (or any longer period consented to by a Majority in Interest of the Class A Partners); PROVIDED, that at all times the Company is in good faith using all reasonable efforts to cause such registration statement to be filed as soon as practicable, and, PROVIDED, further, that such period shall end on such earlier date as may be consented to by the underwriters of such underwritten public offering. Notwithstanding the foregoing,

               (a) The Company shall not be obligated to file and cause to become effective more than one registration statement in which Securities are registered under the Securities Act pursuant to this Section 13.2 and effectively sold thereunder.

               (b) The Company shall not be obligated to effect any registration statement pursuant to this Section 13.2 unless the aggregate gross public offering price of all Securities to be sold pursuant to such registration shall be at least $15,000,000; PROVIDED, that if at the time of any request made pursuant to this Section 13.2.1 the Company shall be an entity registered under the Securities Exchange Act of 1934, as amended, then the Company shall not be obligated to effect any registration statement pursuant to this Section 13.2 unless the gross public offering price of all Securities to be sold pursuant to such registration shall be at least $5,000,000, unless the Company shall be eligible to file a registration statement on Form S-3, in which case such minimum shall not apply.

           13.2.2 EXPENSES. The Company will pay all of the Registration Expenses in connection with such registration requested in Section 13.2.1; PROVIDED that the Partners selling Securities (the "Registering Partners") in such registration shall pay all Registration Expenses to the extent required to be paid by a seller under applicable law. For purposes of Section 13.2.1 and this Section 13.2.2, a registration shall not be deemed effective if (a) a registration statement for such registration is not declared effective within 90 days of the date such registration statement is first filed with the Securities and Exchange Commission (the "Commission") (or such later date as may be expressly agreed to in writing by the Registering Partners), (b) within 180 days after such registration statement has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason; PROVIDED, that such delay, stop order, injunction, order or requirement is not due to the fault of the Registering Partners or (c) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied (other than conditions to be satisfied by the Registering Partners).

           13.2.3 PRIORITY IN DEMAND REGISTRATIONS. If a registration pursuant to Section 13.2.1 involves an underwritten offering, and the managing underwriter (or, in the case of an offering which is not underwritten, an investment banker) shall advise the Company in writing (with a copy to each Registering Partner) that, in its opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number that can reasonably be sold in such offering without materially and adversely affecting the offering price or otherwise materially and adversely affecting such offering, the Company will include in such registration (but only to the extent of the number of securities that the Company is so advised can reasonably be sold in such offering), FIRST, the Securities of the Registering Partners requested to be included in such registration, pro rata, among such Registering Partners on the basis of the number of Securities owned by such Registering Partners but to an amount which in no event shall be less than 25% of the Securities as to which registration has been requested, and SECOND, the Securities, if any, being sold by the Company.

           13.2.4 UNDERWRITTEN OFFERING. If requested by the underwriters for any underwritten offering by Registering Partners pursuant to a registration requested under Section 13.2.1, the Company shall enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Registering Partners and the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities of the kind customarily provided between a company and a selling stockholder.

     13.3. LIMITED RIGHT OF REDEMPTION, ETC.

           13.3.1 Notwithstanding anything to the contrary in this Agreement, but subject to Section 13.3.2, each of the Class B Partners shall have the right to elect to have its partnership interest redeemed for an amount (the "Redemption Amount") equal to (a) 80% of the Fair Market Value of such Partnership Interest by Notification to the Company if given during the first of the Redemption Periods and (b) 100% of the Fair Market Value of such Partnership Interest by Notification to the Company if given during the second of the Redemption Periods. For purposes of determining the Fair Market Value of a Partnership Interest pursuant to this Section 13.3.1, the Valuation Date shall be the final day of the month immediately preceding the commencement of the Redemption Period in which Notification is given.

           13.3.2 In the event that the Company issues Securities in an IPO, or the General Partner transfers assets of the Company to Newco and Newco issues Securities in an IPO, during or prior to either Redemption Period, a Class B Partner shall no longer have the right to have its Partnership Interest redeemed by the Company under Section 13.3.1, but shall have the right to have the Company or Newco, as the case may be, effect a registration under the Securities Act pursuant to Section 13.4.3 for any Securities which the Class B Partners hold or which the Class B Partners would be entitled to receive hereunder in a Reorganization.

           13.3.3 If the Company or Newco is unable to effect a registration under the Securities Act within 120 days of a request therefor under 13.4.1, a Class B Partner shall have the right to have the Company or Newco redeem the Securities which such Partner requested to be so registered by providing a Redemption Election to Newco within 20 days following the end of such 120-day period. Upon receipt of a Redemption Election relating to the Securities of any Class B Partners, the Company or Newco shall redeem the Securities of any Class B Partner so electing for an amount per Security equal to the average of the Closing Trading Prices for such Security during the week immediately preceding such Redemption Election; PROVIDED, that, if the Securities are Non-listed Securities, the Company or Newco and the Class B Partners shall value the Securities by utilizing the valuation procedure for determining Fair Market Value of a Partnership Interest pursuant to
Section 1.37. For purposes of this Section 13.3.3, "Closing Trading Prices" shall mean (a) if such Securities are listed on a national securities exchange or the NASDAQ National Market System, the last sale price of such securities on such date, or, if no sales occurred on such date, the high bid price at the close of business on such date; or (b) if such Securities are not listed on any securities exchange or the NASDAQ National Market System, but are traded in a listed over-the-counter market, the bid price for long positions of the Security in such market at the close of business on such date, and "Non-listed Securities" shall mean Securities which are neither listed on any national securities exchange nor traded in a listed over-the-counter market.

           13.3.4 The Redemption Amount, or the amount calculated pursuant to Section 13.3.3, as the case may be, shall be payable to each Class B Partner, which elects to have its Partnership interest redeemed under Section
13.3.1 or its Securities redeemed under 13.3.3, in immediately available funds by wire transfer, pursuant to written instructions delivered to the Company with the Notification of election (a "Redemption Election"), within 10 Business Days after the Fair Market Value of such Partnership Interest or Security, as the case may be, is finally determined pursuant to the valuation procedures of Section 1.37. If the Company (or its successor or assigns) fails to pay the Redemption

Amount when due, the Redemption Amount shall bear interest at the Default Interest Rate until paid in full and the Company (or such successor or assign) shall pay any costs associated with the collection of the Redemption Amount by any Class B Partner.

     13.4. REGISTRATION RIGHTS OF CLASS B PARTNERS.

           13.4.1 Upon the request of a Class B Partner, the Company or Newco, as the case may be, shall effect the registration under the Securities Act of the Securities of such Class B Partner. Upon any such request, Newco will promptly, but in any event within 15 Business Days, give written notice of such request to all Class B Partners and will use its best efforts to effect the prompt registration under the Securities Act of all Securities of such Class B Partners which it has been requested to register by the holders thereof by written request given to the Management Committee of the Company or the Board of Directors of Newco within 20 Business Days after the giving of such written notice by the Company or Newco. Notwithstanding the foregoing, but subject to the rights of holders of Securities under this
Section 13.4.1, if the Management Committee of the Company or the Board of Directors of Newco determines in its good faith judgment that the disclosures that would be required to be made by Newco in connection with such registration would be materially harmful to the Company or Newco because of transactions then being considered by, or other events then concerning Newco, the Company or Newco may defer the filing (but not the preparation) of the registration statement which is required to effect any registration pursuant to this Section 13.4.1 for a reasonable period of time, but not in excess of 90 days; PROVIDED, that at all times the Company or Newco is in good faith using all reasonable efforts to cause such registration statement to be filed and to become effective as soon as practicable; and PROVIDED, further, that such period shall end of such earlier date as may be consented to by the underwriters in the event of an underwritten public offering.
Notwithstanding the foregoing, (a) the Company or Newco, as the case may be, shall not be obligated to file or cause to become effective (i) any registration statement of the Company or Newco, as the case may be, unless the Company or Newco, as the case may be, shall have previously filed a registration statement under the Securities Act covering its Securities and such registration has become effective as defined in Section 13.2.2; and (ii) to file and cause to become effective more than one registration statement in which Securities are registered under the Securities Act pursuant to this
Section 13.4.1 and effectively sold thereunder, and (b) the Company shall not be obligated to effect any registration statement pursuant to this Section
13.4.1 unless the aggregate gross offering price of all Securities to be sold pursuant to such registration shall be at least $5,000,000. The rights of registration offered to any Class B Partner hereunder shall not diminish such Partner's rights to participate in any other registration of Securities under
Section 13.2 or otherwise.

           13.4.2 The Company or Newco, as the case may be, will pay all of the Registration Expenses in connection with the registration requested in
Section 13.4.1 that become effective; PROVIDED, that the Class B Partners selling Securities (the "Class B Registering Partners") in such registration shall pay all Registration Expenses to the extent required to be paid by a seller under applicable law. For purposes of Section 13.4.1 and this Section 13.4.2, a registration shall not be deemed effective if: (a) a registration statement for such registration is not declared effective within 90 days of the date such registration statement is first filed with the Commission (or such later date as may be expressly agreed to in writing by the Class B Registering Partners); (b) within 180 days after such registration statement has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason; PROVIDED, that such delay, stop order, injunction, order or requirement is not due to the fault of the Class B Registering Partners; or (c) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied (other than conditions to be satisfied by the Class B Registering Partners).

           13.4.3 If a registration pursuant to Section 13.4.1 involves an underwritten offering, and the managing underwriter (or, in the case of an offering which is not underwritten, an investment banker) shall advise the Company or Newco, as the case may be, in writing (with a copy to each Class B Registering Partner) that, in its opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number that can reasonably be sold in such offering without materially and adversely affecting the offering price or otherwise materially and adversely affecting such offering, the Company or Newco will include in such registration (but only to the extent of the number of securities that the Company or Newco is so advised can reasonably be sold in such offering), FIRST, the Securities of the Class B Registering Partners requested to be included in such registration, pro rata among such Class B Registering Partners on the basis of the number of Securities owned by such Class B Registering Partners and second, the Securities, if any, being sold by the Company or Newco.

           13.4.4 If requested by the underwriters for any underwritten offering by Class B Registering Partners pursuant to a registration requested under Section 13.4.1, the Company shall enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company or Newco, the Class B Registering Partners and the underwriters and to contain such representations and warranties by the Company or Newco and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities of the kind customarily provided between a company and a selling stockholder.

     13.5. OTHER REGISTRATIONS.

           13.5.1 RIGHT TO PIGGYBACK. Whenever the Company or Newco proposes to register any securities under the Securities Act for its own account or for the account of others, each Partner will have the right to have included in such registration all of its Securities subject to the provisions of this Article XIII. The Company or Newco, as the case may be, shall give prompt notification to all Partners of its intention to effect such a registration at least 45 days prior to the filing of said registration statement and will include in such registration all Securities with respect to which the Company or Newco has received written requests for inclusion therein within 15 days after the receipt of the Company's Notification.

           13.5.2 PIGGYBACK EXPENSES. The expenses of the Partners (other than underwriters' discount or brokers' commissions incurred to sell any Securities for the account of any Partner) incurred in connection with any Registration pursuant to Section 13.3.1 shall be paid by the Company or Newco, as the case may be.

           13.5.3 PRIORITY ON PRIMARY REGISTRATIONS. If the Company is registering any of its securities for the Company's own account and Partners have subsequently requested inclusion of their Securities pursuant to the exercise of Piggyback Registration rights, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will allocate securities to be included in such registration in the following order: (a) FIRST, the securities the Company proposes to register, and (b) SECOND, PROVIDED that no securities the Company proposes to register have been excluded from such registration, the Securities of the Partners requested to be included pursuant to Piggyback Registration rights in proportion, as nearly as practicable, to the respective amounts of Securities entitled to inclusion in such registration held by such participating Partners; PROVIDED, that the right of the underwriters to exclude from such registration the Securities of the Partners requested to be included pursuant to Piggyback Registration rights shall be limited so that the number of such Partner's Securities included in any such registration is not reduced below twenty-five percent (25%) of the total of all securities included in the registration (such minimum amount of Securities to be allocated among the participating Partners in proportion, as nearly as practicable, to the respective amounts of Securities entitled to inclusion in such registration held by such participating Partners) except for an IPO from which all Securities of the Partners may be excluded.

           13.5.4 PRIORITY ON SECONDARY REGISTRATIONS. If pursuant to a registration demand under Section 13.2.1 exercised prior to notification of a registration of Securities for the Company's own account, or if the Company is registering Securities for the account of any Person and any Partners have requested inclusion of their Securities pursuant to the exercise of Piggyback Registration rights, and the managing underwriters advise the Company in writing that in their opinion the number of Securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will allocate those Securities to be included in such registration in the following order: (a) FIRST, the Securities of the Partners requested to be included pursuant to Piggyback Registration rights in proportion, as nearly as practicable, to the respective amounts of Securities entitled to inclusion in such registration held by such participating Partners, (b) SECOND, PROVIDED that no Securities the Partners proposed to register pursuant to Piggyback Registration rights have been excluded from such registration, the securities the Company proposes to register, and (c) THIRD, any other securities requested to be included in such registration.

     13.6. DILUTION. Whenever the Company or Newco proposes to register any Securities in any registered public offering, the Post Recoupment Percentage Interest of the General Partner in the Company or Newco shall be diluted to the same extent to which the Post Recoupment Percentage Interests of the other Partners are diluted as a result of such registered public offering.

     13.7. FORM S-3 REGISTRATION. In case the Company shall receive from one or more Partners a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Securities owned by such Partners, provided the number of Securities requested to be sold would have an aggregate price to the public of at least $1,000,000, then the Company will:

           (a) Promptly give written notice of the proposed registration and the Partner's request therefor, and any related qualification or compliance, to all other holders of Securities; and

           (b) As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Partner's Securities as are specified in such request together with all or such portion of the Securities of any Partner or Partners joining in such request as are specified in a written request received by the Company within 15 days after written notice from the Company is given under Section 13.7(a); PROVIDED, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 13.7:

                      (i) if Form S-3 is not available to the Company for such offering by thePartners;

                     (ii) if the Company shall furnish to the Partners a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once duringany twelve-month period for a period of not more than 90 days after receipt of the request of the holders under this
Section 13.7;

                    (iii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

                     (iv) if the Company has filed a registration statement on Form S-3 relating to Securities in the six months preceding the request of the Partners.

Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Securities and other securities so requested to be registered pursuant to this Section 13.7 as soon as practicable after receipt of the request of the Partners for such registration.

     13.8. OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

           (a) Prepare and file with the Commission a registration statement with respect to such Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective until the distribution is completed, but not more than 180 days for a Form S-1 or Form SB-2 Registration Statement or more than 120 days for a Form S-3 Registration Statement;

           (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

           (c) Furnish to the Partners such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Securities owned by them that are included in such registration; and

           (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Partners, PROVIDED, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.


                             ARTICLE XIV
                     DISSOLUTION AND WINDING UP

     14.1. LIQUIDATING EVENTS. Notwithstanding any provisions of the Act, the Company shall not be dissolved prior to the occurrence of a Liquidating Event. The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following events (each, a "Liquidating Event"):

           14.1.1   the close of business on December 31, 2021;

           14.1.2   the sale of all or substantially all of the Company's
Property;

           14.1.3 a vote to dissolve, wind up, and liquidate by a Majority Vote of the Committee;

           14.1.4   the happening of an event that makes it impossible or
unlawful for the Company to carry on its business; or             14.1.5
the occurrence of any event that results in dissolution under the Act.

Notwithstanding the provisions of this Section, upon a Liquidating Event, the business of the Company may be reconstituted and continued by the agreement of the remaining Partners holding at least a majority of the capital interests and a majority of the profit interests in the Company or such greater percentage of such Partners as may be required by the Code or the Regulations in order to avoid such ability to elect to continue the business causing the Company to not fail to have the characteristic of "continuity of life." From and after any such vote to dissolve, wind up and liquidate, no Partner shall have any subsequent liability for any additional Capital Contribution; and in no event shall any Partner, or the Company, have any liability to any other Partner (including the General Partner) relating to the vote by the Management Committee to dissolve, wind up or liquidate, as the case may be.

     14.2. WINDING UP. Except as otherwise provided in Section 14.2, upon the happening of a Liquidating Event, the Company shall conduct no business nor engage in any activity that is not necessary or appropriate to winding up its business and liquidating, and shall proceed promptly to wind up its affairs in an orderly manner, to liquidate its assets, to satisfy the claims of its creditors and Partners, and to distribute its remaining assets to its Partners. The General Partner shall be responsible for supervising the winding up and liquidation and shall dispose of the Company's property as promptly as is consistent with obtaining its fair market value. In the discretion of the General Partner, a pro rata portion of the amounts that otherwise would be distributed to the Partners or winding up may be (a) withheld to provide a reasonable reserve for unknown or contingent liabilities of the Company; or (b) distributed to a trust created for the benefit of the Partners for purposes of liquidating Company assets, collecting amounts owed to the Company, or paying contingent or unknown liabilities of the Company. Any amounts so withheld or distributed to a trust shall be distributed to the Partners from time to time as the General Partner deems it to be practicable in the same proportions such amounts would have been distributed to the Partners had they not been withheld or distributed to such a trust. Notwithstanding anything to the contrary in Article V, (i) at the end of the day immediately prior to the date of any Distribution of the proceeds of the disposition of the Company Property and the other assets of the Company pursuant to Section 14.3.2, the books of the Company shall close and the Company's items of income, gain, loss and deduction for the period ending on such day shall be allocated among the Partners in the manner provided in clause (ii) of this sentence and (ii) for any Liquidation Year, the Company's items of income, gain, loss and deduction shall be allocated among the Partners in a manner such that each Partner's Capital Account shall equal the amount such Partner would receive as a Distribution if all assets of the Company as of such day were sold for cash equal to the Carrying Value thereof for federal income tax purposes, and all Company liabilities were satisfied to the extent required by their terms, and the net assets of the Company were distributed in full to the Partners pursuant to Sections 6.1.1 (other than clause (b) thereof) and 6.1.2, all as of such day, computed after the distributions pursuant to Section 6.1 have been made for the period ending on such day and taking into account any required reduction in a Distribution pursuant to Section 6.3.

     14.3. ORDER OF DISTRIBUTION OF PROCEEDS OF LIQUIDATION. The proceeds of the disposition of the Company Property and the other assets of the Company shall be distributed in the following order of priority:

           14.3.1 first, to creditors, including Partners who are creditors, to the extent permitted by law, in satisfaction of Company Liabilities;

           14.3.2 second, to the Partners pro rata in accordance with the positive balances in their Capital Accounts; and

           14.3.3 then, to the Partners pro rata in accordance with their Post Recoupment Percentage Interests.

Liquidation proceeds shall be paid 90 days after the date of liquidation.
Such distributions shall be in cash or Property (which need not be distributed proportionately) or partly in both, as determined by the Management Committee and shall be made only with the unanimous consent of the Class A Partners or the consent of the Partner receiving the same.

     14.4. PARTNERS' RIGHTS. Except as otherwise specifically provided in this Agreement, a Partner has the right to look only to the assets of the Company for a return of its Capital Contribution, has no right to receive anything other than money in a Distribution from the Company, and has no priority over any other Partner with respect to Distributions, allocations, or the return of Capital Contributions.

     14.5. NOTIFICATION OF DISSOLUTION. Within 30 days of the happening of a Liquidating Event, the General Partner shall give Notification thereof to each of the Partners, to all creditors of the Company, to the banks and other financial institutions with which the Company normally does business, and to all other parties with whom the Company regularly conducts business, and shall publish notice of dissolution in a newspaper of general circulation in each place in which the Company generally conducts business.


                             ARTICLE XV
                              AMENDMENT

     15.1. AMENDMENTS GENERALLY. This Agreement and the SCHEDULES hereto may be amended only if approved by a Unanimous Vote of the Committee; PROVIDED, that this Agreement and the SCHEDULES hereto may not be amended in any way which materially and adversely affects any Partner's economic or governance rights or in a manner which discriminates against any Partner or which changes the Capital Contribution obligations of any Partner set forth in SCHEDULE A-2 without the consent of such Partner. Notwithstanding the foregoing, without the consent of the Management Committee, the General Partner shall have the right to amend SCHEDULE A-2 from time to time to reflect sales of Partnership Interests at the Second Closing under the Admission Agreement and to reflect any Disposition of one or more Partnership Interests that has or have otherwise been effected in compliance with the applicable provisions of this Agreement.

     15.2. AMENDMENTS BY MAJORITY VOTE. Notwithstanding Section 15.1, this Agreement may be amended from time to time by a Majority Vote of the Committee to cure any ambiguity or correct or supplement any provisions of this Agreement that may be inconsistent with any other provisions of this Agreement, or correct any printing or clerical errors or omissions; PROVIDED, that, such amendment is not adverse to the interest of any Partner.


                             ARTICLE XVI
                             ARBITRATION

     16.1. ARBITRATION PROCEDURE. In the event of any dispute or controversy arising out of or in connection with this Agreement, or the breach of this Agreement, including any as to its validity or enforceability (a "Dispute"), any Partner may notify the other Partners of such Dispute (the "Dispute

Notice") and the Partners shall use commercially reasonable efforts to attempt to resolve such Dispute in good faith keeping in mind the expense of an arbitration proceeding in accordance with this Article XVI. If the Partners cannot agree within 30 days after the delivery of the Dispute Notice, such dispute shall be resolved by a panel composed of three arbitrators (the "Panel") one of whom shall be selected by the Management Committee and one of whom shall be selected by the Partner affected by the Dispute, each of such two to be selected within 15 days from the expiration of the foregoing 30-day period. The two arbitrators so selected shall promptly name the third arbitrator comprising the Panel. The Management Committee and the Partner affected by the Dispute shall jointly instruct the Panel in writing to reach a decision with regard to the Dispute within 20 days following the appointment of the Panel. The arbitration proceeding shall take place in New York City unless otherwise directed by the Panel. The Panel's written decision shall be final and binding on the Company and all of the Partners. Judgment upon any award rendered may be entered in any federal or state court having jurisdiction. The costs of any such arbitration shall be borne equally by the parties involved and each shall bear its own attorneys' fees and costs, unless the Panel deems such allocation of costs to be inequitable, in which event the Panel may allocate the costs of arbitration and related attorneys' fees and expenses among the parties involved or the Company as it determines to be equitable under the circumstances.


                            ARTICLE XVII
                      MISCELLANEOUS PROVISIONS

     17.1. RIGHTS OF CREDITORS AND THIRD PARTIES. This Agreement is entered into among the Company and the Partners for the exclusive benefit of the Company, its Partners, and their permissible successors and assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person, other than the Partners and their permissible successors and assigns in accordance with the provisions of this Agreement. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and any Partner with respect to any Capital Contribution or otherwise.

     17.2. NOTIFICATION. Any Notification to the Company shall be at the address of the Company as set forth in Section 2.6. Any Notification to a Partner shall be at the address of such Partner set forth on SCHEDULE A-1 or such other mailing address of which such Partner shall give Notification to the General Partner. Any Notification shall be deemed to have been duly given if personally delivered or sent by United States mails or by facsimile confirmed by letter and will be deemed given, unless earlier received: (a) if sent by certified mail, return receipt requested, or by first-class mail, three Business Days after being deposited in the United States mail, postage prepaid; (b) if sent by United States Express mail, one Business Day after being deposited in the United States mail, postage prepaid; (c) if sent by facsimile transmission, on the date sent provided confirmatory notice is sent on the same day by first-class mail, postage prepaid; (d) if delivered by hand, on the date of receipt; or (e) if sent by overnight courier, one Business Day after being deposited with such courier, delivery charges prepaid.

     17.3. GOVERNING LAW. This Agreement and the obligations of the Partners hereunder shall be interpreted, construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of laws.

     17.4. ENTIRE AGREEMENT. This Agreement, the Admission Agreement and the Management Agreement contain the entire agreement among the parties hereto relative to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. No variations, modifications, or changes herein or hereof or therein or thereof shall be binding upon any party hereto except as expressly provided herein or therein.

     17.5. WAIVER. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Partner of the same or any other obligation of such Partner hereunder. Failure on the part of any Partner to complain of any act or failure to act of any other Partner or to declare any other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

     17.6. SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     17.7. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles of Articles and Sections are for convenience of reference only, and neither limit nor amplify the provisions of the Agreement itself, and all references herein to Articles, Sections or subdivisions thereof shall refer to corresponding Articles, Sections or subdivisions thereof of this Agreement unless specific reference is made to such Articles, Sections or subdivisions of another document or instrument.

     17.8. BINDING AGREEMENT. Subject to the restrictions on transfers and encumbrances set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

     17.9. CONFIDENTIALITY. Except as required by law, including without limitation, the rules and regulations of the Securities and Exchange Commission or of any self-regulatory organization, and except for disclosures to attorneys, advisors, accountants and other agents who are bound by obligations of confidentiality to the Company, each Partner will hold all non-public information furnished to it relating to the Company in confidence and will not disclose such non-public information to any third party nor use the same for any purpose without the prior written consent of the General Partner. Prior to making any disclosure of any non-public information, any Partner will give the General Partner reasonable notice of such disclosure and the reasons therefor.

     17.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

     IN WITNESS WHEREOF, we have hereunto set our hands and seals on the date set forth beside our names.

                                GENERAL PARTNER

Date:    ___________________    AMERICA'S HEALTH NETWORK, LLC

                                By:_______________________________________
                                    Name:
                                    Title: Manager

                                LIMITED PARTNERS

                                PJ HEALTH PROGRAMMING, INC.

Date:    ___________________    By:_______________________________________
                                    Name:
                                    Title:

                            SCHEDULES TO
                         AMENDED AND RESTATED
                 AGREEMENT OF LIMITED PARTNERSHIP
                       OF AHN PARTNERS, L.P.




SCHEDULE A-1       Partners


SCHEDULE A-2       Allocations of the profits, losses, gains, deductions, and credits of the Company; Partners' Capital Contributions; and Partners' Post Recoupment Percentage Interests


SCHEDULE B         Members of Management Committee


SCHEDULE C         Annual Business Plan for 1996

                                                                    Schedule A-1
                                                                     Page 1 of 2

CLASS A PARTNERS -- NAMES, ADDRESSES, AND TAXPAYER ID NUMBERS

PJ Health Programming, Inc.
75 Fountain Street
Providence, Rhode Island 02902
ID#: 05-0488138

Access Health, Inc.
11020 White Rock Road
Rancho Cordova, California 95670
ID#: 68-0163589

CLASS B PARTNERS -- NAMES, ADDRESSES, AND TAXPAYER ID NUMBERS

Allen & Company Incorporated
711 Fifth Avenue
New York, New York 10022
ID#: 13-617976

Medical Innovation Fund II, A Limited Partnership
c/o Medical Innovation Partners
9900 Bren Road East, Suite 421
Minnetonka, Minnesota 55343-9667
ID#: 41-1736834

Amandex Limited
Oak Walk
St. Peter
Jersey JE3 7EF
Channel Islands

SC Fundamental Value Fund, L.P.
712 Fifth Avenue, 19th Floor
New York, New York 10019
ID#: 13-3563962

                                                                    Schedule A-1
                                                                     Page 2 of 2


SC Fundamental Value BVI, Ltd.
Citco Fund Services
Corporate Center
West Bay Road
Grand Cayman
Cayman Island
P.O. Box 31106SMB

Paul William Hobby
2131 San Felipe
Houston, Texas 77019
SSN#: ###-##-####

                                                                    Schedule A-2
                                                                     Page 1 of 2

                         POST RECOUPMENT PERCENTAGE INTERESTS


From and after the Effective Date
    until the Second Closing as
    defined in the Admission
    Agreement (or if the Second
    Closing does not occur):

General Partner                              Post Recoupment
                                            Percentage Interest
----------------------------------------   ---------------------
AHN LLC                                          [  ]
LIMITED PARTNERS
CLASS A PARTNERS
Access Health, Inc.                              [  ]
PJ Health Programming, Inc.                      [  ]
CLASS B PARTNERS
Allen & Company Incorporated                     [  ]
Medical Innovation Partners Fund, L.P.           [  ]
Amandex Limited                                  [  ]
SC Fundamental Value Fund, L.P.                  [  ]
SC Fundamental Value BVI, Ltd.                   [  ]
Paul Hobby                                       [  ]


[  ] = Confidential Treatment Requested

                                                                    Schedule A-2
                                                                     Page 1 of 2

                         POST RECOUPMENT PERCENTAGE INTERESTS



From and after the consummation
      of the transactions to occur
      at the Second Closing:

                                            Post Recoupment
General Partner                           Percentage Interest
--------------------------------------   ---------------------
AHN LLC                                          [  ]
LIMITED PARTNERS
CLASS A PARTNERS
Access Health, Inc.                              [  ]
PJ Health Programming, Inc.                      [  ]
CLASS B PARTNERS
Allen & Company Incorporated                     [  ]
Medical Innovation Partners Fund, L.P.           [  ]
Amandex Limited                                  [  ]
SC Fundamental Value Fund, L.P.                  [  ]
SC Fundamental Value BVI, Ltd.                   [  ]
Paul Hobby                                       [  ]

[  ] = Confidential Treatment Requeted

                                                                      SCHEDULE B

                           MEMBERS OF MANAGEMENT COMMITTEE



                                   Jeffrey C. Wayne

                                   Jack C. Clifford

                                   Stephen A. Baker

                                                                      SCHEDULE C

                               AMERICA'S HEALTH NETWORK

                             PROJECTED FINANCIAL SUMMARY

                FOR THE PERIOD APRIL 1, 1996 THROUGH DECEMBER 31, 1996




                                            Q2 - 1996      Q3 - 1996      Q4 - 1996      Total 1996
                                            ---------      ---------      ---------      ----------
REVENUE
    Product Revenue (Net of Returns)
    Bounceback Revenue
    Advertising Revenue
    Licensing Revenue

    GROSS REVENUE
    Cost of Product
    Ad Agency Commissions

NET REVENUE

OPERATING EXPENSES
    Product Merchandising
    Advertising Sales
    Affiliate Relations
    Programming                                               [   ]
    Production
    Marketing Services
    General & Administrative

    TOTAL OPERATING EXPENSES

OPERATING LOSS

OPERATING MARGIN

    Depreciation
    Amortization

EARNINGS BEFORE INCOME TAXES

    Income Taxes

NET LOSS

HEADCOUNT
    Executives
    Managers
    Support Personnel
    TOTAL HEADCOUNT

AVERAGE SUBSCRIBERS



                                        [   ] Confidential Treatment Requested